Execution Version

AIRCRAFT SECURITY AGREEMENT (2013)
dated as of July 2, 2013
between
REPUBLIC AIRLINE INC.,
as Borrower

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as the Security Trustee

Up to 47 Embraer ERJ 175LR (Certification Designation
and shown on the FAA records as ERJ 170-200LR) Aircraft

CERTIFIED COPY - TO BE RECORDED

Execution Version

AIRCRAFT SECURITY AGREEMENT (2013)
dated as of July 2, 2013
between
REPUBLIC AIRLINE INC.,
as Borrower

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as the Security Trustee

Up to 47 Embraer ERJ 175LR (Certification Designation
and shown on the FAA records as ERJ 170-200LR) Aircraft

ORIGINAL-TO BE RETURNED

i

Annex A	--	Definitions
Annex B	--	Foreign Registration
Annex C	--	Insurance
Annex D	--	Inspection
Annex E	--	Permitted Countries
Exhibit A	--	Form of Security Agreement Supplement
Exhibit B	--	Form of Lease Assignment

ii

AIRCRAFT SECURITY AGREEMENT (2013)

This AIRCRAFT SECURITY AGREEMENT (2013), dated as of July 2, 2013 is between REPUBLIC AIRLINE INC" an Indiana corporation (together with its successors and permitted assigns, the "Borrower") and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Security Trustee hereunder (herein called, together with its permitted successors and assigns, the "Security Trustee"),
W I T N E S S E T H:

WHEREAS, the Lender (such term and other capitalized terms used herein without definition being defined as hereinafter provided) has agreed, pursuant and subject to the terms and conditions of the Loan Agreement, to ma1ce up to 47 Relevant Advances, each in respect of a Loan, to the Borrower, the proceeds of each of which will be used to enable the Borrower to purchase an Aircraft, each such Loan to be evidenced by the Notes to be issued by the Borrower; and
WHEREAS, the Borrower desires by this Security Agreement, among other things, to grant to the Security Trustee a Lien on the Collateral in accordance with the terms hereof as security for the Secured Obligations; and
WHEREAS, all things have been done to make the Notes, when executed, issued and delivered by the Borrower, the legal, valid and binding obligation of the Borrower; and
WHEREAS, all things necessary to make this Security Agreement a legal, valid and binding obligation of the Borrower and the Security Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;
NOW, THEREFORE, it is hereby covenanted and agreed by and between the parties hereto as follows:
SECTION 1. DEFINITIONS
Section 1.1     Certain Definitions. For all purposes of this Security Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)     capitalized terms used herein have the meanings set forth in Annex A hereto unless otherwise defined herein;
(b)     the definitions stated herein and those stated in Annex A apply equally to both the singular and the plural forms of the terms defined;
(c)    the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Security Agreement as a whole and not to any particular Section or other subdivision;

(d)     references herein to sections, appendices and exhibits pertain to sections, appendices and exhibits in or to this Security Agreement;
(e)     references to any agreement shall be to such agreement, as amended, modified or supplemented; and
(f)     references to any Person shall include such Person's successors and assigns subject to any limitations provided for herein or in the other Operative Agreements.

Section 1.2     Bankruptcy Default. For purposes of each Operative Agreement, the occurrence and continuance of a Bankruptcy Event shall not be deemed to prohibit the Borrower from taking any action or exercising any right that is conditioned on no Bankruptcy Default, Default or Event of Default having occurred and be continuing if such Bankruptcy Default, Default or Event of Default consists of the institution of reorganization proceedings with respect to the Borrower under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in possession in such proceedings shall have entered into a Section 1110 Agreement and thereafter shall have continued to perform such obligations so that it is entitled to retain possession of the Aircraft in accordance with Section 1110.
SECTION 2. SECURITY
Section 2.1     Grant of Security. To secure the prompt and complete payment (whether at the stated maturity, by acceleration or otherwise) of (x) all principal of, and interest on, the Loans and all other amounts payable by the Borrower under the Operative Agreements now in existence or hereafter incurred, and the performance and observance by the Borrower of all the agreements and covenants to be performed or observed by it for the benefit of the Lender, the Export Credit Guarantor and the Security Trustee contained in the Operative Agreements (the "2013 Secured Obligations"), and (y) all Other FINAME Indebtedness incurred under all Other FINAME Transactions and all other amounts payable by the Borrower under all Other Operative Agreements now in existence or hereafter incurred, and the performance and observance by the Borrower of all the agreements and covenants to be performed or observed by it for the benefit of the Lender, the Export Credit Guarantor and the Security Trustee contained in the Other Operative Agreements (the "Other Secured Obligations" and together with the 2013 Secured Obligations, the "Secured Obligations"), and in consideration of other good and valuable consideration given to the Borrower by the Security Trustee the receipt of which is hereby acknowledged, the Borrower does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge, and confirm unto the Security Trustee and its permitted successors and assigns, for the security and benefit of the Security Trustee and the Lender, a security interest in, and (in the case of each Airframe and Engine) an International Interest in, all estate, right, title and interest of the Borrower in, to and under, all and singular, the following described properties, rights, interests and privileges whether now or hereafter acquired (hereinafter sometimes referred to as the "Collateral") :
(a)     each Aircraft, including each Airframe and Engine, whether or not any such Engine may from time to time be installed on an Airframe or any other airframe or any other aircraft, any and all Parts which are from time to time included within the definitions of

"Airframe" or "Engine" and, to the extent provided herein, all substitutions and replacements of and additions, improvements, accessions and accumulations to the Aircraft, the Airframes, the Engines and any and all such Parts (such Airframes and Engines as more particularly described in the Security Agreement Supplement executed and delivered with respect to an Aircraft on the Relevant Borrowing Date or with respect to any substitutions or replacements therefor), and together with all Aircraft Documents;
(b)     the Aircraft Warranties, the Engine Warranties and the Bills of Sale with respect to each Aircraft to the extent the same relate to continuing rights of the Borrower in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to the Airframe or the Associated Engines comprising such Aircraft (reserving to the Borrower, however, all of the Borrower's other rights and interest in and to the Purchase Agreement) together with all rights, powers, privileges, options and other benefits of the Borrower thereunder (subject to such reservation) with respect to such Airframe or its Associated Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Borrower is or may be entitled to do thereunder (subject to such reservation), subject, with respect to the Aircraft Warranties and the Engine Warranties, to the terms and conditions of the Manufacturer's Acknowledgement and the Engine Manufacturer's Consent and Agreement;
(c)     to the extent in each case of the interest of the Security Trustee pursuant to the terms hereof, all requisition proceeds with respect to each Airframe, each Engine and any Part thereof, and all insurance proceeds with respect to each Airframe, each Engine and any Part thereof, but excluding all proceeds of, and rights under, any insurance maintained by the Borrower pursuant to Section 3.3(k) and not required under clauses (A), (B) or (C) of Annex C;
(d)     all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Security Trustee by or for the account of the Borrower pursuant to any term of this Security Agreement or any other Operative Agreement and held or required to be held by the Security Trustee hereunder or thereunder;
(e)     any Lease Assignment and any Permitted Lease in each case to the extent assigned under any Lease Assignment, in each case together with all rights, powers, privileges, options and other benefits thereunder, including the right to receive and collect all payments thereunder and to make all waivers and agreements, to give and receive notices, and to take all action thereunder or in respect thereof as and to the extent provided in the applicable Lease Assignment;
(f)     all property that may, from time to time, hereafter in accordance with the provision of this Agreement, be expressly subjected to the Lien of this Agreement; and

(g)     all proceeds of the foregoing;

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions of this Section 2, so long as no Event of Default shall have occurred and be continuing, (a) the Security Trustee and the Lender shall not interfere with the Borrower's quiet enjoyment of each Aircraft, Airframe and Engine and the other Collateral or its possession, use, retention and control of each Aircraft, Airframe and Engine and the other Collateral and all revenues, income and profits derived therefrom and (b) the Borrower shall have the right, to the exclusion of the Security Trustee, with respect to the Aircraft Warranties and Engine Warranties, to exercise in the Borrower's name all rights and powers of the buyer under the Aircraft Warranties and Engine Warranties and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Aircraft Warranties or Engine Warranties; and provided, further, that notwithstanding the occurrence or continuation of an Event of Default, the Security Trustee shall not enter into any amendment of the Aircraft Warranties or Engine Warranties which would increase the obligations of the Borrower thereunder;
TO HAVE AND TO HOLD all and singular the Collateral unto the Security Trustee, its permitted successors and assigns, forever, in trust, upon the terms and trusts herein set forth, for the benefit, security and protection of the Lender from time to time, and for the uses and purposes and subject to the terms and provisions set forth in this Security Agreement.
It is expressly agreed that, notwithstanding anything herein to the contrary, the Borrower shall remain liable under the Operative Agreements to perform all of its obligations thereunder, and, except to the extent expressly provided herein or in any other Operative Agreement, neither the Security Trustee nor the Lender shall be required or obligated in any manner to perform or fulfill any obligations of the Borrower under or pursuant to any thereof, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amount which may have been assigned to it or to which it may be entitled at any time or times.
The parties hereto hereby agree that the Manufacturer shall not be deemed to have knowledge of, and need not recognize the occurrence or discontinuance of, any Event of Default, unless and until Manufacturer has received written notice thereof from the Security Trustee addressed to Manufacturer, to its Director of Contracts by mail to EMBRAER S.A., Av. Brigadeiro Faria Lima, 2170, 12.227-901 Sao Jose dos Campos-SP, Brazil, or by telecopy to telecopy no.: (55-123) 927-1257, and, in acting in accordance with the terms and conditions of the Purchase Agreement and the Manufacturer's Acknowledgement, Manufacturer may act with acquittance and conclusively rely upon any such notice.
The Borrower does hereby constitute and appoint the Security Trustee the true and lawful attorney of the Borrower (which appointment is coupled with an interest) with full power (in the name of the Borrower or otherwise) to ask for, require, demand and receive any and all moneys and claims for moneys due and to become due under or arising out of all property (in each case including insurance and requisition proceeds) which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which the Security Trustee may deem to be necessary or advisable in the premises; provided that the Security Trustee shall not exercise any such rights except during the continuance of an Event of Default. Without limiting the provisions of the foregoing, during the continuance of any Event of Default but subject to the terms hereof and any mandatory requirements of applicable law, the Security Trustee shall have the right under such power of attorney in its discretion to file any claim or to take any other action or proceedings, either in its own name or in the name of the Borrower or otherwise, which the Security Trustee may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Security Trustee in and to the security intended to be afforded hereby.
SECTION 3. COVENANTS OF THE BORROWER
Section 3.1     Liens. The Borrower will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Aircraft, Airframe, Engine or Part or its title thereto or any of its interest therein or in or to any Permitted Lease or in any of the other Collateral except:
(a)     the respective rights of the Security Trustee and the Borrower as provided herein and the rights of the parties to the other Operative Agreements or of any Permitted Lessee under any Permitted Lease; (b) the rights of others under agreements or arrangements to the extent expressly permitted by Sections 3.2 or 3.3; (c) Liens for Taxes of the Borrower (or any of its U.S. Federal income tax group) either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and proceedings do not involve any material danger of the sale, forfeiture or loss of any Aircraft, Airframe or Engine or the interests of the Security Trustee therein or any risk of criminal liability or any material risk of material civil penalty against the Lender or the Security Trustee; (d) Liens on any Airframe, Engine or Part of suppliers, mechanics, workers, repairers, employees, airport operators, air traffic control authorities or other like Liens arising in the ordinary course of business and for amounts the payment of which are either not yet delinquent for more than 30 days or are being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of an Airframe or an Engine or the interest of the Security Trustee therein or any risk of criminal liability or any material risk of material civil penalty against the Lender or the Security Trustee; (e) Liens arising out of judgments or awards against the Borrower (or any Permitted Lessee) so long as within 30 days after entry thereof there shall be in effect a stay of execution or such Lien shall have been discharged or vacated; (f) salvage and similar rights of insurers under policies of insurance maintained with respect to any Aircraft; (g) Security Trustee Liens or Lender Liens; and (h) Liens with respect to which the Borrower (or any Permitted Lessee) has provided a bond or other security adequate in the good faith opinion of the Lender and the Security Trustee.
Liens described in clauses (a) through (h) above are referred to herein as "Permitted Liens". The Borrower shall promptly, at its own expense, take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time with respect to any Collateral and the Borrower will make restitution to the Security Trustee for actual loss or expenses from any Lien other than a Permitted Lien.

Section 3.2     Possession.
The Borrower will not, without the prior written consent of the Security Trustee, acting at the written direction of the Lender, lease or otherwise in any manner deliver, transfer or relinquish possession of any Aircraft, Airframe or Engine or install any Engine, or permit any Engine to be installed, on any airframe other than an Airframe; provided, however, subject to the provisions of Section 3.2(h), that the Borrower may, so long as no Event of Default has occurred and is continuing (except during the Section 1110 Period, if and so long as no Event of Default other than a Bankruptcy Default shall have occurred and shall be continuing), without such prior written consent:
(a)     Interchange and Pooling
Subject or permit any Permitted Lessee to subject (x) any Airframe to an Airframe Interchange Agreement or (y) any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into by the Borrower or such Permitted Lessee, as the case may be, in the ordinary course of business with an air carrier or a manufacturer; provided, however, (i) (A) the consent of the Lender shall be required as a condition to enter into any interchange arrangement with a non-manufacturer which has a duration of greater than one year and (B) no Engine may be subject to an interchange agreement that will subject such Engine to a pooling arrangement that will enable the counterparty to install parts that are not OEM Parts on such Engine without the written consent of the Lender. (ii) no such Agreement, agreement or arrangement shall under any circumstances result in, contemplate or require the transfer of title to any Aircraft, Airframe, Engine or Part and (iii) if the Borrower's title to any Engine shall nevertheless be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss as of the date of such divestiture with respect to such Engine and the Borrower shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with Section 3.4; and (B) the party to such Airframe Interchange Agreement, interchange agreement or pooling agreement or arrangement is not then subject to a proceeding under applicable bankruptcy, insolvency or reorganization laws on the date such agreement or arrangement is entered into.
(b)     Testing and Service
Deliver or permit any Permitted Lessee to deliver possession of any Aircraft, Airframe, Engine or Part (i) to the manufacturer thereof or to any third-party maintenance provider, for testing, service, repair, maintenance or overhaul work on any Aircraft, Airframe, Engine or Part, or, to the extent required or permitted by the terms of Section 3.3, for alterations or modifications in or additions to any Aircraft, Airframe or Engine or (ii) to any Person for the purpose of transport to a Person referred to in the preceding clause (i).
(c)     Transfer to U.S. Government
Transfer or permit any Permitted Lessee to transfer possession of any Aircraft, Airframe or Engine to the U.S. Government, in which event the Borrower shall promptly notify the Security Trustee in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF.
(d)     Installation of Engines on Owned Aircraft
Install or permit any Permitted Lessee to install an Engine on an airframe owned by the Borrower or such Permitted Lessee, as the case may be, free and clear of all Liens, except (a) Permitted Liens and those that do not apply to the Engines and (b) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 3.2(a).
(e)     Installation of Engines on Other Airframes
Install or permit any Permitted Lessee to install an Engine on an airframe leased to the Borrower or such Permitted Lessee, or purchased by the Borrower or such Permitted Lessee and subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (a) such airframe is free and clear of all Liens, except (i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (ii) Liens of the type permitted by clauses (a) and (b) of Section 3.2(d) and (b) the Borrower or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Security Agreement.
(f)     Installations of Engines on Financed Aircraft
Install or permit any Permitted Lessee to install an Engine on an airframe owned by the Borrower or such Permitted Lessee, leased to the Borrower or such Permitted Lessee, or purchased by the Borrower or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither Section 3 .2(d) or 3 .2(e) is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and the Borrower shall comply with Section 3.4( d) hereof in respect thereof.
(g)     Leasing
With respect to any Aircraft, Airframe or Engine, so long as no Payment Default, Bankruptcy Default or Event of Default has occurred and is continuing, enter into a lease with any Permitted Lessee, but only if:
(i)     The Borrower shall provide written notice to the Security Trustee of the Borrower's intent to enter into a Permitted Lease 20 days in advance of entering into such lease, such notice to be accompanied by the proposed lease documents;

(ii)     At the time that the Borrower enters into such Permitted Lease, such Permitted Lessee shall not be subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, shall not be seeking any reorganization or any readjustment of its debts and shall not be, or shall not have substantially all of its property, in the possession of any liquidator, trustee, receiver or similar person;
(iii)     Any such Permitted Lease: (i) shall include provisions for the maintenance, operation, possession, inspection and insurance of, and removal of Liens on, such Aircraft, Airframe or Engine that are the same in all material respects as the applicable provisions of this Security Agreement, (ii) shall provide that such Permitted Lessee may not further lease or transfer its interests (except transfers of the type permitted in Sections 3.2(a) through 3.2(f)), inclusive, in such Aircraft, Airframe or Engine, (iii) shall be expressly subject and subordinate to all the terms of this Agreement and to the rights, powers and remedies of the Security Trustee hereunder and (iv) the Borrower shall collaterally assign such Permitted Lease to the Security Trustee for the Secured Obligations pursuant to a Lease Assignment;
(iv) In connection with a lease to a Permitted Lessee that is not a U.S. Air Carrier, the Borrower shall have furnished the Security Trustee and the Lender an opinion (reasonably satisfactory to the Lender and the Security Trustee) of counsel (reasonably satisfactory to the Lender and the Security Trustee), in the country of domicile of such Permitted Lessee, that (i) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the Laws of such jurisdiction, (ii) it is not necessary for the Lender or the Security Trustee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (iii) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to such Aircraft, Airframe or Engine in the event of the requisition by such government of such title (unless the Borrower shall provide insurance in the amounts required with respect to hull insurance under Section 3.3(k) covering the requisition of title to such Aircraft, Airframe or Engine by the government of such jurisdiction so long as such Aircraft, Airframe or Engine is subject to such lease), (iv) the laws of such lessee's country of domicile would give recognition to the Borrower's title to, and the Security Trustee's Lien in respect of, such Aircraft, Airframe or Engine and to the registry of such Aircraft, Airframe or Engine in the name of the Borrower (or the proposed lessee, as appropriate), (v) the agreement of such Permitted Lessee that its rights under the lease are subject and subordinate to all the terms of this Agreement is enforceable against such Permitted Lessee under applicable Law, and (vi) there exist no possessory rights in favor of the Permitted Lessee under such lease under the Laws of such Permitted Lessee's country of domicile that would, upon bankruptcy or insolvency of or other default by the Borrower and assuming that at such time such Permitted Lessee is not insolvent or bankrupt, prevent the return or repossession of such Aircraft, Airframe or Engine in accordance with and when permitted by the terms of Section 5 upon the exercise by the Security Trustee of its remedies under Section 5;

(v)     The Borrower shall furnish to the Security Trustee a certificate of its regularly retained independent insurance broker to the effect that the insurance required by Section 3.3(k) remains in effect at the time such lease is entered into;
(vi)     All necessary documents shall have been duly filed, registered or recorded in such public offices in the United States and in such country and all necessary registrations with the International Registry shall have been duly made, in each case, as may be required fully to preserve the title of the Borrower, and the first priority perfected security interest (subject to Permitted Liens) of the Security Trustee, in such Aircraft, Airframe or Engine and in the Borrower's interest in such Permitted Lease, and the Security Trustee and the Lender shall have received such opinions of counsel as they may reasonably request in connection with such registration, filing or recording;

(vii)     The Borrower shall reimburse the Security Trustee and the Lender for all of their reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Security Trustee or the Lender in connection with any such lease; and
(viii)     The Borrower shall have furnished to the Security Trustee an Officer's Certificate to the effect that all conditions precedent provided for herein relating to entry into such lease have been complied with.
(h)     Certain Limitations on Leasing or Other Relinquishment of Possession
Notwithstanding anything to the contrary in this Section 3.2:
(i)     The rights of any person that receives possession of any Aircraft, Airframe or Engine in accordance with this Section 3.2 and the rights of any lessee under any Wet Lease shall be subject and subordinate to all the terms of this Security Agreement, and to the Security Trustee's rights, powers and remedies hereunder, including, without limitation (i) the Security Trustee's right to repossess such Aircraft, Airframe or Engine pursuant to Section 5, (ii) the Security Trustee's right to terminate and avoid such lease, delivery, transfer or relinquishment of possession upon the occurrence of an Event of Default and (iii) the right to require the Borrower or such other Person to forthwith deliver such Aircraft, Airframe or Engine subject to such transfer upon the occurrence of an Event of Default;
(ii)     The Borrower shall remain primarily liable hereunder for the performance of all the terms of this Agreement and the other Operative Agreements to the same extent as if such transfer had not occurred, and no transfer of possession of any Aircraft, Airframe, Engine or Part or any failure of performance under or with respect to any such transfer shall in any way discharge or diminish any of the Borrower's obligations to the Security Trustee or the Lender hereunder or under any other Operative Agreement;

(iii)     The Borrower shall ensure that no lease, delivery, transfer or relinquishment permitted under Section 3.2 shall affect the United States registration of the Aircraft, unless also made in accordance with the provisions of Section 3.3;

(iv)     Any event that constitutes or would, with the passage of time, constitute an Event of Loss under paragraph (c), (d), or (e) of the definition of such term (as set forth in Annex A) shall not be deemed to violate the provisions of Section 3.2; and
(v)     Any Wet Lease shall not constitute a delivery, transfer or relinquishment of possession for purposes of Section 3.2 and shall not be prohibited by the terms hereof.

Section 3.3 Registration and Operation.
(a)     Registration and Recordation. The Borrower shall cause each Aircraft to be, and at all times to remain, duly registered with the FAA under the Federal Aviation Code in the name of the Borrower or with such other country of registry and in such name as shall be permitted under Section 3 J(b) below. the Borrower shall execute any and all such documents as may be required by law or as the Lender or the Security Trustee may reasonably request for the purpose of effecting and continuing such registration. Unless the Lien of this Agreement has been discharged, the Borrower shall also cause this Agreement to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on each Aircraft, each Airframe, and each of the Engines (except to the extent that such perfection or priority cannot be maintained as a result of the failure by the Security Trustee to execute and delivery any necessary documents). Unless the Lien of this Agreement has been discharged, the Borrower shall cause the International Interest granted under this Security Agreement in favor of the Security Trustee in each Airframe and each Engine to be registered on the International Registry as an International Interest on each Airframe and each Engine, subject to the Security Trustee providing its consent to the International Registry with respect thereto, and shall cause the sale to the Borrower of each Airframe and each Engine (if occurring after February 28, 2006) to be registered on the International Registry.
(b)     Re-registration. So long as no Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, the Borrower may, by 20 days' written notice to the Security Trustee, request to change the country of registration of any Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, Annex B of this Agreement.
(c)     Markings. If permitted by applicable Law, on or reasonably promptly after the Relevant Borrowing Date for an Aircraft, the Borrower will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Associated Engine comprising such Aircraft, in each case, in a clearly visible location a placard of a reasonable size and shape bearing the following legend, in English: "MORTGAGED TO WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as SECURITY TRUSTEE". Such placards may be removed temporarily, if necessary, in the course of maintenance of an Airframe or Engine. If any such placard is damaged or becomes illegible, the Borrower shall promptly replace it with a placard complying with the requirements of this Section 3.3(c).
(d)     Compliance With Laws. The Borrower shall not, and shall not allow any other Person to, use, operate, maintain, service, repair or overhaul any Aircraft, Airframe or Engine in violation of any Law binding on or applicable to such Aircraft, Airframe or Engine, or in violation of any airworthiness certificate, license or registration of any Government Entity relating to the Borrower or such Aircraft, Airframe or Engine, except for immaterial or nonrecurring violations with respect to which corrective measures are taken promptly by the Borrower or Permitted Lessee, as the case may be, upon discovery, unless (i) the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a material danger of the sale, forfeiture or loss of such Aircraft, Airframe or Engine or the interest of the Security Trustee therein, any risk of criminal liability or any material risk of material civil liability against the Security Trustee or the Lender, or (ii) it is not possible for the Borrower (or a Permitted Lessee) to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which such Aircraft is then registered) because of a conflict with the applicable Laws of the United States (or such jurisdiction in which such Aircraft is then registered).

(e)     Operation. The Borrower agrees not to operate, use or locate any Aircraft, Airframe or Engine, or allow any Aircraft, Airframe or Engine to be operated, used or located (a) in any area excluded from coverage by any insurance required by the terms of Section 3.3(k), except in the case of a requisition by the U.S. Government where the Borrower obtains (and provides evidence of) an indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, covering such area, in accordance with Section 3.3(k) or (b) in any recognized area of hostilities unless fully covered in accordance with Annex C by war-risk insurance as required by the terms of Section 3.3(k) (including, without limitation, Section 3.3(k)(iii)), unless in any case referred to in this Section 3.3(e) such Aircraft, Airframe or Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstances, so long as the Borrower diligently and in good faith proceeds to remove such Aircraft, Airframe or Engine from such area.

(f)     Information for Filings. The Borrower shall promptly furnish to the Security Trustee such information within the Borrower's or any Permitted Lessee's possession, or reasonably available to or obtainable by the Borrower or such Permitted Lessee, as may be required to enable the Security Trustee timely to file any reports required to be filed by it as the Security Trustee under this Agreement with any Government Entity because of, or in connection with, the interest of the Security Trustee in any Aircraft, Airframe or Engine, or any other part of the Collateral; provided, however, that with respect to any such information which the Borrower reasonably deems commercially sensitive or confidential, the Security Trustee shall afford the Borrower a reasonable opportunity to seek from any such Government Entity a waiver of the obligation of any such information, or shall consent to the filing of such information directly by the Borrower in lieu of filing by the Security Trustee, and if any such waiver or consent is evidenced to the reasonable satisfaction of the Security Trustee then the Borrower shall not be required to furnish such information to the Security Trustee.

(g)     Maintenance. The Borrower shall maintain and operate each Aircraft, Airframe and Engine, or cause each Aircraft, Airframe and Engine to be maintained and operated, in accordance with (1) the Borrower's or a Permitted Lessee's maintenance program for such Aircraft, Airframe and Engine approved by the FAA under FAA Regulations Part 121 (or, if leased to a Permitted Lessee, in accordance with a maintenance program approved by or substantially equivalent to maintenance standards required by the FAA, the EASA or the central civil aviation authority of Japan or Canada) (the "Maintenance Program"), so as to (i) keep such Aircraft, Airframe and Engine in as good operating condition as originally delivered hereunder, ordinary wear and tear excepted, (ii) keep such Aircraft in such operating condition as may be necessary to enable the airworthiness certificate of such Aircraft to be maintained under FAA Regulations parts 21 and 121 or other Aviation Authority then having jurisdiction over the operation of such Aircraft under regulations which are, on the whole, qualitatively equivalent to FAA Regulations parts 21 and 121, except to the extent the FAA or other such Aviation Authority has revoked or suspended the airworthiness certificates for all aircraft of the same type and (iii) comply with all service, inspection, maintenance, modification, repair and overhaul regulations, directives and instructions which are mandatory by the FAA (or, if such Aircraft is registered in another country, the regulations of such country) upon the operator of such Aircraft and Engines from time to time; (2) the requirements of the Purchase Agreement so as to preserve the availability of any product warranties thereunder (including, without limitation, the Engine Warranties); and (3) except during periods when a Permitted Lease is in effect, the same standards as the Borrower uses with respect to aircraft of similar size in its fleet (including other aircraft of comparable size) and, during a period when a Permitted Lease is in effect, the same standards used by the Permitted Lessee thereunder with respect to similar aircraft of similar size in its fleet and operated by such Permitted Lessee in similar circumstances. The Borrower will not discriminate against any Aircraft (as compared to other aircraft of similar size, including other regional aircraft, in the Borrower's fleet), in respect of maintenance; provided that the foregoing non-discrimination provision shall not apply to any Optional Modifications or Mandatory Modifications (as such terms are defined below) to any Aircraft not required to be complied with prior to the Relevant Loan Maturity Date for the Relevant Loan. The Borrower further agrees that each Aircraft, Airframe and Engine will be maintained, used, serviced, repaired, overhauled and inspected in compliance with applicable Laws with respect to the maintenance of such Aircraft and in compliance with each applicable airworthiness certificate, license and registration relating to such Aircraft, Airframe or Engine issued by the Aviation Authority, other than minor or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof and except to the extent the Borrower or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not involve any risk of criminal liability or greater than non-material risk of material civil penalty against the Security Trustee or the Lender, or any material danger of the sale, forfeiture or loss of such Aircraft, Airframe or Engine. The Borrower shall maintain or cause to be maintained the Aircraft Documents in English. The Borrower or a Permitted Lessee may have any Aircraft, Airframe, Engine or Part maintained by a third party under a maintenance agreement, provided that such third party shall be duly certified by the FAA as a repair station. Any such maintenance agreement shall require maintenance in a manner consistent with the requirements of this Agreement.
(h)     Replacement of Parts.
Except as otherwise provided herein, the Borrower, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to any Aircraft, Airframe or Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Borrower may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Borrower, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable; provided further that (1) landing gear and Engine Parts (excluding line-replaceable units and quick engine change Parts) shall be OEM Parts and (2) the maximum value of other OEM Parts replaced with non-OEM Parts with respect to an Aircraft shall not exceed $500,000 at any time during the term of the applicable Relevant Loan for such Aircraft. All replacement Parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 3.3(i) below (and except in the case of replacement property temporarily installed on an emergency basis), and shall be in good operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required under this Agreement). Except as otherwise provided herein, all Parts at any time removed from any Aircraft, Airframe or Engine shall remain subject to the Lien of this Agreement, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to such Aircraft, Airframe or Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to such Aircraft, Airframe or Engine as above provided, without further act, (i) such replacement part shall become subject to the Lien of this Agreement and be deemed part of such Aircraft, Airframe or Engine for all purposes hereof and of the Operative Agreements to the same extent as the Parts originally incorporated or installed in or attached to such Aircraft, Airframe or Engine and (ii) the replaced Part shall thereupon be free and clear of all rights of the Security Trustee and shall no longer be deemed a Part under this Agreement.
(i)     Pooling of Parts.
Any Part removed from any Aircraft, Airframe or Engine may be subjected by the Borrower or a Permitted Lessee to a normal pooling arrangement customary in the airline industry, so long as, if such pooling arrangement is not with the Part manufacturer, such Part is subject to such pooling arrangement for a period of not more than twelve (12) months and entered into in the ordinary course of business of the Borrower or such Permitted Lessee, so long as a Part replacing such removed Part shall be incorporated or installed in or attached to such Aircraft, Airframe or Engine in accordance with Section 3.3(h) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to any Aircraft, Airframe or Engine may be owned by any third party subject to such a normal pooling arrangement, so long as the Borrower, or Permitted Lessee, at its own cost and expense, as promptly thereafter as reasonably possible either (x) causes such replacement part to become subject to the Lien of this Agreement, free and clear of all Liens (except Permitted Liens), at which time such replacement part shall become a Part or (y) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to such Aircraft, Airframe or Engine a further replacement Part owned by Borrower or a Permitted Lessee free and clear of all Liens (except Permitted Liens).

(j)     Alterations, Modifications and Additions.
The Borrower shall, or shall cause a Permitted Lessee to, make (or cause to be made) such alterations and modifications in and additions to each Aircraft, Airframe and Engine as may be required from time to time by applicable Law, to the extent made mandatory in respect of such Aircraft, Airframe or Engine (a "Mandatory Modification"); provided, however, that the Borrower or any Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any Law, rule, regulation or order in any reasonable manner which does not involve any risk of criminal liability or material risk of material civil liability against the Security Trustee or the Lender, does not involve a material risk of sale, forfeiture or loss of such Aircraft, Airframe or Engine, and does not adversely affect the Security Trustee's Lien on such Aircraft, Airframe or Engine. In addition, so long as no Payment Default or Event of Default shall have occurred and be continuing, the Borrower, at its own cost and expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make such alterations and modifications in and additions to any Aircraft, Airframe or Engine (each an "Optional Modification") as the Borrower or such Permitted Lessee may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which the Borrower or such Permitted Lessee deems are obsolete or no longer suitable or appropriate for use in such Aircraft, Airframe or Engine ("Obsolete Parts"); provided, however, that (A) the aggregate value of such removed parts with respect to any Aircraft (based on their value on the Delivery Date) shall not exceed $2,500,000 and (B) no such Optional Modification shall (i) diminish the fair market value, utility, condition or useful life of such Aircraft, Airframe or Engine below its fair market value, utility, condition or useful life immediately prior to such Optional Modification (assuming such Aircraft, Airframe or Engine was in the condition required by this Agreement immediately prior to such Optional Modification), or (ii) cause such Aircraft to cease to have a standard certificate of airworthiness issued under FAA Regulations Parts 21 and 121 and cease to be eligible for operation under FAA Regulations Part 121. Except as otherwise provided herein, title to all Parts (other than Removable Parts (as defined below» incorporated in such Aircraft, Airframe or Engine as the result of such Optional Modification shall, without further act, become subject to the Lien of this Agreement. Notwithstanding anything to the contrary in this Section 3.3(j), the Borrower or a Permitted Lessee may, at any time, remove any Part (such Part being referred to herein as a "Removable Part") if (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated in any Aircraft, Airframe or Engine at the time of delivery thereof hereunder, (ii) such Part is not required to be incorporated in such Aircraft, Airframe or Engine pursuant to the terms of Sections 3.3(g) or (h), and (iii) such Part can be removed from such Aircraft, Airframe or Engine without causing damage to such Aircraft, Airframe or Engine that is not repaired by the Borrower. The Borrower shall be responsible for the cost of any such removal and repair of any such damage. Removable Parts may be leased from or financed by third parties. Notwithstanding anything to the contrary contained herein, any Removable Part so leased from or financed by a third party shall not be subject to the Lien of this Agreement. Upon the removal by the Borrower or such Permitted Lessee of any Removable Part or Obsolete Part as above provided, such Part shall no longer be deemed a Part hereunder and shall be free and clear of all rights of the Security Trustee.

(k)     Insurance.
(i)     the Borrower's Obligation to Insure. The Borrower shall comply with, or cause to be complied with, each of the provisions of Annex C, which provisions are hereby incorporated by reference as if set forth in full herein.
(ii)     Insurance for Own Account. Nothing in this Section 3.3(k) shall limit or prohibit (x) the Borrower from maintaining the policies of insurance required under this Section 3.3(k) with higher limits than those specified in this Section 3.3(k) or (y) the Security Trustee or the Lender from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Borrower pursuant to this Section 3.3(k), it being understood that all salvage rights to any Airframe or Engine shall remain with the Borrower's insurers at all times.
(iii)     Indemnification by Government in Lieu of Insurance. The Borrower may obtain and maintain, in lieu of insurance against any risk with respect to any Aircraft described in this Section 3.3(k) indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Security Trustee, acting at the written direction of the Lender, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that the Borrower (or any Permitted Lessee) may continue to maintain, in accordance with this Section 3.3(k), shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.3(k).
(iv)     Application of Insurance Proceeds. As between the Borrower and the Security Trustee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to any Aircraft or Engine under policies required to be maintained by the Borrower pursuant to this Section 3.3(k) will be applied as provided in Section 3.5(b). All proceeds of insurance required to be maintained by the Borrower, in accordance with this Section 3.3(k), in respect of any property damage or loss not constituting an Event of Loss with respect to any Aircraft, Airframe or Engine will be applied in payment (or to reimburse the Borrower) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, the Borrower.
(v)     Application of Payments During Existence of Default. Any amount described in this Section 3.3(k) that is payable or creditable to, or retainable by, the Borrower shall not be paid or credited to, or retained by, the Borrower if at the time such payment, credit or retention would otherwise occur a Payment Default, a Bankruptcy Default or any Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to the Security Trustee (so long as the Lien of this Agreement has not been duly discharged) as security for the obligations of the Borrower under this Agreement and shall be invested and applied pursuant to Section 10.

Section 3.4     Loss, Destruction, Requisition, Etc.
(a)     Event of Loss With Respect to Aircraft.
(i) Upon the occurrence of an Event of Loss with respect to any Airframe, and any Engine or Engines installed thereon at the time of such Event of Loss, the Borrower shall promptly (and in any event within 10 Business Days after such occurrence) give the Security Trustee written notice of such Event of Loss. The Borrower shall not have the right to replace any Airframe in case of an occurrence of an Event of Loss with respect to such Airframe with a Replacement Airframe.
(ii) For purposes of Section 3.4(b), an Event of Loss with respect to any Airframe shall be deemed to constitute an Event of Loss with respect to the Aircraft of which such Airframe is a part.

(b)     Payment of Loan. Upon the occurrence of an Event of Loss with respect to an Aircraft, the Borrower shall pay, in the manner and in funds of the type specified in Section 2.2(a) of the Loan Agreement, on or before the Business Day next following the earlier of (x) the 120th day following the date of the occurrence of such Event of Loss, and (y) the third day following the receipt of insurance proceeds with respect to such occurrence (such date of payment, the "Loss Payment Date"), the principal of, unpaid interest on, and other amounts with respect to the Relevant Loan in full in accordance with Section 2.5 of the Loan Agreement.
(c)     Event of Loss With Respect to an Engine.
(i)     Notice.
Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to an Airframe has not occurred, the Borrower shall promptly (and in any event within 10 Business Days after such occurrence) give the Security Trustee written notice of such Event of Loss.
(ii)     Replacement of Engine.
The Borrower shall, promptly and in any event within 90 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Agreement, in compliance with Section 3.4(d) and as replacement for the Engine with respect to which any Event of Loss occurred, a Replacement Engine free and clear of all Liens other than Permitted Liens. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine to be replaced thereby, or an improved model, and that is suitable for installation and use on the Associated Airframe, and that has a value, utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to that of the Engine to be replaced thereby immediately prior to such Event of Loss (assuming that such Engine had been maintained in accordance with this Agreement).

(iii)     Engine Exchange.
Unless a Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, upon not less than 30 days' prior written notice to the Security Trustee, the Borrower may replace any Engine subject to the Lien of this Agreement with another engine (the "Exchanged Engine") meeting the requirements of Section 3.4(c)(ii). Such Exchanged Engine shall be deemed to be a "Replacement Engine" and the Borrower and the Security Trustee shall comply with the provisions of Section 3.4(d) with regard to the Exchanged Engine and the Engine so replaced.
(d)     Conditions to any Replacement.
(i)     Documents.
Prior to or at the time of subjecting to the Lien of this Agreement any Replacement Engine, the Borrower shall take each of the following actions:
(A)     cause (i) a Security Agreement Supplement, subjecting such Replacement Engine to the Security Agreement, to be filed for recordation with the FAA pursuant to the Federal Aviation Code and (ii) such UCC financing statements and other filings, as may be required by applicable law or as the Lender or the Security Trustee may reasonably request, to be filed in such locations as may be required by applicable law to perfect the Security Trustee's interest in such Replacement Engine or as such party may reasonably request;
(B)     furnish a certificate of its regularly retained independent insurance broker to the effect that the insurance provisions of Section 3.3(k) with respect to such Replacement Engine have been complied with;
(C)     furnish (x) an opinion or opinions of the Borrower's counsel reasonably satisfactory to the Security Trustee and addressed to the Security Trustee as to the due filing for recordation of such Security Agreement Supplement with respect to such Replacement Engine under the Federal Aviation Code and the registration with the International Registry of the sale to the Borrower of such Replacement Engine (if occurring after February 28, 2006) and the International Interest granted under such Security Agreement Supplement with respect to such Replacement Engine and (y) an Officer's Certificate of the Borrower stating that all conditions precedent provided for herein to the replacement of such Engine have been complied with;
(D)     furnish a certificate of a qualified aircraft engineer (who may be an employee of the Borrower) certifying that such Replacement Engine complies with the value, utility and remaining useful life requirements set forth in Section 3.4(c)(ii);
(E)     furnish an opinion of the Borrower's counsel (which may be the Borrower's general counsel) reasonably satisfactory to the Security Trustee and addressed to the Security Trustee to the effect that the Security Trustee will be entitled to the benefits of Section 1110 with respect to the Replacement Engine or the benefits of Section 111 0 were not, solely by reason of a change in Law or court interpretation thereof, available to the Security Trustee; and
(F)     cause the sale of such Replacement Engine to the Borrower (if occurring after February 28, 2006) and the International Interest granted under such Security Agreement Supplement in favor of the Security Trustee with respect to such Replacement Engine each to be registered on the International Registry as a sale or an International Interest, respectively.
The Borrower and the Security Trustee understand and agree that if at the time of any replacement of any Engine, as contemplated in this Section 3.4, the Associated Airframe with respect to such Engine was registered in a jurisdiction other than the United States, then the requirements set forth above in this Section 3.4 relating to compliance with the requirements of the Federal Aviation Code or the FAA, shall be deemed to refer to the comparable applicable Law of, and the Aviation Authority of, such other jurisdiction.
(ii)     Upon completion of the actions required pursuant to the preceding clause (i), the Security Trustee shall release from the Lien of this Agreement each Engine replaced by a Replacement Engine (and all Aircraft Documents relating thereto) by executing and delivering to the Borrower all documents and instruments as the Borrower may prepare and reasonably request to evidence such release.
Section 3.5     Other Obligations.
(a)     (i)     No Change in Payment Obligations. No Event of Loss with respect to an Airframe or Engine shall result in, or otherwise allow or permit (other than as provided in Section 3.4(b», any reduction, deferral, discharge or other change in the timing or amount of payments under the Loan Agreement.
(ii)     Section 1110. The Borrower and the Security Trustee shall, in all events, be entitled to the benefits of Section 1110 with respect to any Replacement Engine, and the Borrower and the Security Trustee shall cooperate and take such action as the other may reasonably request so as to ensure the Security Trustee shall be entitled to such benefits.
(iii)     Replacement Engine. The Borrower shall reimburse the Security Trustee and the Lender for all reasonable out-of-pocket costs (including reasonable attorney's fees) incurred by each of them in connection with any Replacement Engine becoming an Engine hereunder.
(iv)     Secured Obligations. The Borrower agrees to timely and fully pay and perform all of its duties and obligations under the Operative Agreements.
(b)     Application of Payments. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Section 3.3(k)(iv)), received at any time by the Security Trustee or any Permitted Lessee from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:
(i)     Loss of Engine. If such amounts are received with respect to an Engine (other than an Engine installed on an Airframe at the time such Airframe suffers an Event of Loss), upon compliance by the Borrower with the applicable terms of Section 3.4(c) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, the Borrower.

(ii)     Payment of Loss. If such amounts are received, in whole or in part, with respect to an Airframe, such amounts shall be applied as follows:

(A)     first, to reimburse the Security Trustee for its reasonable costs (including attorney's fees), if any, of procuring such payments; and
(B)     second, if the sum described in Section 3.4(b) has not then been paid in full by the Borrower, such amounts shall be paid to the Security Trustee so long as the Lien of this Agreement has not been duly discharged to the extent necessary to pay in full such sum; and

(C)     third, the remainder, if any, shall be paid to the Borrower.
(c)     Requisition of Aircraft for Use. If any Government Entity shall requisition for use an Airframe and the Engines or engines installed thereon, and if the same does not constitute an Event of Loss, the Borrower shall promptly notify the Security Trustee of such requisition and all of the Borrower's obligations under this Agreement shall continue to the same extent as if such requisition had not occurred.
(d)     Requisition of an Engine for Use. If any Government Entity shall requisition for use any Engine but not any Airframe, the Borrower will replace such Engine by complying with the applicable terms of Sections 3.4(c) and 3.4(d) to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by the Security Trustee from such Government Entity with respect to such requisition shall be paid or retained in accordance with Section 3.5(b)(i).
(e)     Application of Payments. All payments received by the Security Trustee, or any Permitted Lessee, from any Government Entity for the use of any Airframe and Engines or engines installed thereon shall be paid over to, or retained by, the Borrower; provided that, if such requisition constitutes an Event of Loss, then all such payments shall be paid over to the Security Trustee so long as the Lien of this Agreement has not been du1y discharged, and held and applied as provided in Section 3.5(b).
(f)     Application of Payments During Existence of Certain Defaults. Any amount described in Section 3.4 or 3.5 that is payable or creditable to, or retainable by the Borrower, shall not be paid or credited to, or retained by, the Borrower if at the time such payment, credit or retention would otherwise occur a Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to the Security Trustee so long as the Lien of this Agreement has not been duly discharged and shall be held and applied as provided in Section 10 hereof. At such time as there shall not be continuing an Event of Default. Payment Default or Bankruptcy Default, such amount shall be paid to the Borrower to the extent not previously applied in accordance with this Section 3.5.
Section 3.6     Agreement Regarding Engines.
The Security Trustee agrees, for the benefit of each lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or owned by, the Borrower (or any Permitted Lessee) subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on an airframe subject to the Lien of this Agreement at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.
Section 3.7     Quiet Enjoyment.
So long as no Event of Default shall have occurred and be continuing, the Security Trustee shall not interfere with the Borrower's rights hereunder to continued possession, use and operation of, and quiet enjoyment of, each Aircraft.
Section 3.8     Inspection. The obligations of the Borrower with respect to inspections of the Aircraft are set forth in Annex D to this Agreement, which Annex D is incorporated herein by reference as though fully set forth in this Section 3.8. All references to any provision of Section 3.8 in this Agreement or in any other Operative Agreement shall be references to the relevant provision in Annex D hereto.
Section 3.9     Cape Town Treaty. The parties hereto agree that for all purposes of the Cape Town Treaty (i) this Security Agreement constitutes a separate International Interest with respect to each of the Airframes and the Engines and (ii) each of the Airframes and the Engines constitutes an Aircraft Object.
SECTION 4.     RECEIPT, DISTRIBUTION AND APPLICATION OF CERTAIN FUNDS
Section 4.1     Application of Income from the Collateral. After an Event of Default shall have occurred and be continuing, and the unpaid principal of the Loans shall have been accelerated (or deemed accelerated), the Security Trustee shall apply any payments received, any amounts then held and any amounts realized by the Security Trustee with respect to the Collateral in the following order of priority: first, so much of such payments or amounts as shall be required to reimburse the Security Trustee for or to pay the Security Trustee any unpaid fee or out-of-pocket costs and expenses (to the extent not previously reimbursed), including reasonable compensation to the Security Trustee's agents and counsel, and all charges, expenses, liabilities and advances reasonably incurred or made by the Security Trustee for services under this Security Agreement and any other amounts owing to the Security Trustee under Section 6.3 hereof and Sections 9.15 and 9.16 of the Loan Agreement shall be applied by the Security Trustee in reimbursement of such fees, costs, expenses and other amounts; second, so much of such payments or amounts as shall be required to reimburse the Lender for payments made by it to the Security Trustee pursuant to Section 6.3 or 7.7 (to the extent not previously reimbursed) shall be distributed to the Lender; third, so much of such payments or amounts as shall be required to pay to the Lender all other amounts payable by the Borrower pursuant to the Loan Agreement or pursuant to any other provision of any other Operative Agreement (other than amounts payable pursuant to clause "second" or "fourth" of this Section 4.1) to the Lender and remaining unpaid shall be distributed to the Lender; fourth, so much of such payments or amounts as shall be required to pay in full (i) the accrued but unpaid interest on the Relevant Loans for all Aircraft to the date of distribution shall be distributed to the Lender, such distribution to be made ratably in the proportion that the amount of such interest payment then due in respect of an Aircraft bears to the aggregate amount of interest payments then due on all Aircraft, followed by (ii) the aggregate unpaid principal amount of the Relevant Loans for all Aircraft then due, such distribution to be made ratably in the proportion that the amount of such principal payment then due in respect of an Aircraft bears to the aggregate amount of principal payments then due on all Aircraft; fifth, to the payment of the Secured Obligations arising under the Other Operative Agreements then due and unpaid for application as provided in the applicable Other Operative Agreements, and sixth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to, or as directed by, the Borrower.
Section 4.2     Payments of Principal, Interest and Other Amounts. Payments made by the Borrower to the Security Trustee for the account of the Lender shall constitute payment by the Borrower to the Lender. Provided that the Borrower shall have paid to the Security Trustee in immediately available funds amounts then due on any Note by 11:30 a.m., New York time, the Security Trustee shall, no later than 3:30 p.m., New York time, on the date of such payment by the Borrower, remit to the Lender (or as it may direct) all such amounts so received by it to such address and in such manner (by wire transfer of immediately available funds if not otherwise specified) as the Lender shall have designated to the Security Trustee in writing. In the event the Security Trustee shall fail to ma1ce any such payment as provided above after its receipt of immediately available funds at the place and by the time specified above, the Security Trustee agrees to compensate the Lender for loss of use of funds at the Relevant Interest Rate, in the case of principal of or interest on any Relevant Loan, or the weighted average interest rate of the Loans, in the case of any other amount, in each case for the applicable period.
Section 4.3     Withholding. The Security Trustee shall only withhold from any amounts payable by it as paying agent to the Lender pursuant to Section 4.2 hereof or to the Lender or BNDES under any other Operative Agreement to the extent the Borrower would be permitted to do so as provided in Section 2.7 of the Loan Agreement and provided that it shall comply with the requirements set forth in Section 2.7(c) thereof.
SECTION 5. REMEDIES OF THE SECURITY TRUSTEE UPON AN EVENT OF DEFAULT
Section 5.1     Remedies with Respect to Collateral. (a) Remedies Available. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Security Trustee (in accordance with the provisions of Section 6) shall, upon the written direction of the Lender, do one or more of the following to the extent permitted by, and subject to compliance with the mandatory requirements of, applicable law then in effect: (A)

demand the Borrower, upon the written demand of the Security Trustee, at the Borrower's expense, to deliver promptly, and the Borrower shall deliver promptly, all or such part of any Airframe or Engine as the Security Trustee, acting at the direction of the Lender, may so demand to the Security Trustee or its designee or, the Security Trustee, at its option, may enter upon the premises where all or any part of any Airframe or Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise; and/or (B) sell all or any part of any Airframe or Engine at public or private sale, whether or not the Security Trustee shall at the time have possession thereof, as the Security Trustee, acting at the written direction of the Lender, may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of such Airframe or Engine as the Security Trustee, in its sole discretion, acting at the written direction of the Lender, may determine, all free and clear of any rights or claims of the Borrower, and the proceeds of such sale or disposition shall be applied in the order of priorities set forth in Section 4.1; and/or (C) acting at the written direction of the Lender, exercise any other remedy of a secured party under the UCC of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought) and the Cape Town Treaty, including, without limitation, all rights and remedies under Chapter III of the Cape Town Treaty and Chapter II of the Aircraft Equipment Protocol or pursue any other remedy available at Law.
Upon every taking of possession of Collateral under this Section 5.1, the Security Trustee shall, acting at the written direction of the Lender, from time to time, at the expense of the Borrower, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may reasonably deem proper. In each such case, the Security Trustee shall have the right to maintain, use, operate, store, lease, control or manage the Collateral and to exercise all rights and powers of the Borrower relating to the Collateral in connection therewith, as the Security Trustee shall deem best, acting at the written direction of the Lender, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Security Trustee may, acting at the written direction of the Lender, reasonably determine; and the Security Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of use, operation, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Security Trustee may be required or may elect, acting at the written direction of the Lender, to make, if any, for Taxes, insurance or other proper charges assessed against or otherwise imposed upon the Collateral or any part thereof, and all other payments which the Security Trustee may be required or expressly authorized to make under any provision of this Security Agreement, as well as just and reasonable compensation for the services of the Security Trustee and all other amounts owing to the Security Trustee under Section 7.7, and shall otherwise be applied in accordance with the provisions of Section 4.
The Borrower hereby consents to the exercise by the Security Trustee of the remedies granted herein and in the Cape Town Treaty. The Borrower acknowledges and agrees that the Security Trustee may exercise such of the foregoing remedies as it shall determine in its sole discretion and none of the foregoing remedies is manifestly unreasonable.

If an Event of Default shall have occurred and be continuing and the Security Trustee shall be entitled to exercise remedies hereunder, at the request of the Security Trustee, acting at the written direction of the Lender, the Borrower shall promptly execute and deliver to the Security Trustee such instruments of title and other documents as the Security Trustee may deem necessary or advisable to enable the Security Trustee or an agent or representative designated by the Security Trustee, at such time or times and place or places as the Security Trustee may specify, to obtain possession of all or any part of the Collateral to which the Security Trustee shall at the time be entitled hereunder. In addition, following the occurrence and during the continuance of an Event of Default, the Borrower agrees, upon demand by the Security Trustee, immediately to provide its consent to the International Registry for the discharge of any registration of an International Interest with respect to any Airframe or Engine made with the International Registry. If the Borrower shall for any reason fail to execute and deliver such instruments and documents after such request by the Security Trustee, the Security Trustee, acting at the written direction of the Lender, may obtain a judgment conferring on the Security Trustee the right to immediate possession and requiring the Borrower to execute and deliver such instruments and documents to the Security Trustee, to the entry of which judgment the Borrower hereby specifically consents to the fullest extent it may lawfully do so. The Security Trustee hereby agrees to give to the Borrower at least 30 days' notice for any request under this paragraph, which the Borrower and the Security Trustee agree satisfies the requirement of "reasonable prior notice" specified in article IX(6) of the Aircraft Equipment Protocol in connection with a proposal to procure the de-registration and export of the Aircraft without a court order.
Nothing in the foregoing shall affect the right of the Lender to receive all amounts owing to the Lender as and when the same may be due.
(b)     Notice of Sale. The Security Trustee shall give the Borrower at least 30 days' prior notice of any public sale or of the date on or after which any private sale will be held, which notice the Borrower hereby agrees to the extent permitted by applicable law is reasonable notice and satisfies the requirement of "reasonable prior notice" in Article 8(4) of the Cape Town Treaty. The Lender shall be entitled to bid for and become the purchaser of any Collateral offered for sale pursuant to this Section 5.1 and to credit against the purchase price bid at such sale by the Lender all or any part of the due and unpaid amounts of the Secured Obligations secured by the Lien of this Security Agreement.
Section 5.2     Remedies Cumulative. To the extent permitted by applicable law, each and every right, power and remedy herein specifically given to the Security Trustee or otherwise in this Security Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, by statute or by the Operative Agreements, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Security Trustee, acting at the written direction of the Lender, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Security Trustee in the exercise of any right, remedy or power or in the pursuit of any remedy shall, to the extent permitted by applicable law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Borrower or to be an acquiescence therein.
Section 5.3     Discontinuance of Proceedings. In case the Security Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Security Trustee, then and in every such case the Borrower and the Security Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Security Trustee shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).
SECTION 6. DUTIES OF THE SECURITY TRUSTEE
Section 6.1     Notice of Event of Default; Action Upon Event of Default. If any payments of the principal of, and interest on, any Note due and payable on any Payment Date for any Relevant Loan, or when otherwise due and payable, shall not have been paid in full on such Payment Date or such other date, the Security Trustee shall give telephonic notice within one Business Day (followed by prompt written notice) to the Borrower and the Lender specifying the amount and nature of such deficiency in payment; provided that any failure to give such notice shall not relieve the Borrower of its obligation to make such payment. If the Security Trustee has actual knowledge of an Event of Default, the Security Trustee shall promptly give notice of such Event of Default to the Lender and to the Borrower by electronic mail, facsimile, or telephone (to be promptly confirmed in writing). The Security Trustee shall only take such action, or refrain from taking such action, with respect to such Event of Default (including with respect to the exercise of any rights or remedies hereunder), as the Security Trustee shall be instructed in writing by the Lender. For all purposes of this Security Agreement, in the absence of actual knowledge, the Security Trustee shall not be deemed to have knowledge of a Default, an Event of Default, an acceleration of the Notes or an Event of Loss, Bankruptcy Event or Bankruptcy Default unless notified in writing by the Borrower or the Lender; and "actual knowledge" (as used in the foregoing clause) of the Security Trustee shall mean actual knowledge of an officer in the Corporate Trust Department of the Security Trustee; provided, however, the Security Trustee shall be deemed to have actual knowledge of the failure of the Borrower to maintain insurance as required under Section 3.3(k) if the Security Trustee shall receive written notice thereof from an insurer or insurance broker.
Section 6.2     Action Upon Instructions. Subject to the terms of this Section 6, upon the written instructions at any time of the Lender, the Security Trustee shall promptly (i) give such notice, direction, consent, waiver or approval, or exercise such right, remedy or power hereunder in respect of all or any part of the Collateral, or (ii) take such other action in accordance with the terms hereof as shall be specified in such instruction. The Security Trustee shall not be liable to the Borrower with respect to any action taken or omitted to be taken by it in accordance with the requests or instructions of the Lender, which requests or instructions are in accordance with the terms hereof, except for any actions or omissions constituting the gross negligence or willful misconduct of the Security Trustee.

Section 6.3     Indemnification. The parties hereto acknowledge and agree that the Security Trustee both in its individual capacity and in its capacity as Security Trustee shall not be required to take any action or refrain from taking any action under Section 6.1 (other than the first two sentences thereof), Section 6.2 or Section 5 or to take any action or refrain from taking any action at the direction or instructions of the Lender under any other Section hereof or under any other Operative Agreement unless it shall have received indemnification against any risks or costs incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs which may be incurred by it in connection therewith. The Security Trustee shall not be required to take any action under Section 6.1 (other than the first two sentences thereof), Section 6.2 or Section 5, nor shall any other provision of this Security Agreement or any other Operative Agreement be deemed to impose a duty on the Security Trustee to take any action, if the Security Trustee shall have been advised in writing by outside counsel that such action is contrary to the terms hereof or is otherwise contrary to law.
Section 6.4     No Duties Except as Specified in Security Agreement or Instructions. The Security Trustee shall not have any duty or obligation to manage, control, lease, use, sell, operate, store, dispose of or otherwise deal with any Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Security Agreement, except as expressly provided by the terms of this Security Agreement or as expressly provided in written instructions received pursuant to the terms of Section 6.1 or 6.2; and no implied duties or obligations shall be read into this Security Agreement against the Security Trustee.
Section 6.5     No Action Except Under Security Agreement or Instructions. The Security Trustee agrees that it will not manage, control, use, sell, lease, operate, store, dispose of or otherwise deal with any Aircraft or other property constituting part of the Collateral except in accordance with the powers granted to, or the authority conferred upon, the Security Trustee pursuant to this Security Agreement and in accordance with the express terms hereof.
Section 6.6     Reports, Notices, Etc. The Security Trustee will furnish to the Lender, promptly upon receipt thereof, duplicates or copies of all reports, opinions, notices, requests, demands, certificates, financial statements and other instruments furnished to the Security Trustee, to the extent that the same shall not have been otherwise furnished to the Lender pursuant to this Security Agreement or any other Operative Agreement; provided, the failure of the Security Trustee to furnish the Lender with such duplicates or copies shall not impair or affect the validity of any such report, opinion, notice, request, demand, certificate, financial statement or other instrument. The Security Trustee's sole responsibility with respect to such reports, opinions, notices, requests, demands, certificates, financial statements and other instruments shall be to furnish them to the Lender to the extent provided in this Section.
Section 6.7     Removal of Certain Liens. Wells Fargo will not directly or indirectly cause, incur, assume or suffer to exist any the Security Trustee Liens on any part of the Collateral, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy any such the Security Trustee Lien and it shall indemnify, protect, defend and hold harmless the Borrower against any claims in any way resulting from or arising out of a breach by it of its obligations under this Section 6.7.

Section 6.8     No Charges. The Security Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by the Borrower of funds to, through or by the Security Trustee pursuant to any Operative Agreement, except as may be otherwise agreed in writing by the Borrower.
SECTION 7. THE SECURITY TRUSTEE
Section 7.1     Acceptance of Trusts and Duties. Pursuant to the Loan Agreement, Wells Fargo Bank Northwest, National Association, has been appointed as the Security Trustee by the Lender. The Security Trustee accepts, for the benefit of the Lender, the trusts and duties hereby created and applicable to it and agrees to perform such duties but only upon the terms of this Security Agreement and agrees to receive and disburse all moneys received by it as the Security Trustee constituting part of the Collateral in accordance with the terms hereof. The Security Trustee shall have no liability hereunder or under any other Operative Agreement, except (a) for its own willful misconduct or gross negligence (or ordinary negligence in the receipt or disbursement of money) or breach of any of its representations or warranties made herein or in any other Operative Agreement to which it is a party, or (b) as otherwise expressly provided in this Security Agreement or the other Operative Agreements.
Section 7.2     Absence of Duties. Except in accordance with written instructions, requests or consents furnished pursuant to Sections 6.1, 6.2 or 9.1 and except as provided in, and without limiting the generality of, Section 6.4, the Security Trustee shall have no duty (a) to see to any registration of any Aircraft or any recording or filing of this Security Agreement or any other document, or to see to the maintenance of any such registration, recording or filing, (b) to see to any insurance on any Aircraft or to effect or maintain any such insurance, whether or not the Borrower shall be in default with respect thereto, (c) to confirm, verify or inquire into the failure to receive any financial statements of the Borrower, (d) to inspect any Aircraft at anytime or ascertain or inquire as to the performance or observance of any of the Borrower's covenants under this Security Agreement with respect to any Aircraft or (e) to give any consent, make any election or determination or exercise any discretion, it being understood that, except as otherwise expressly provided herein, the duties of the Security Trustee hereunder and under any other Operative Agreement shall be wholly ministerial in nature.
Section 7.3     No Representations or Warranties as to the Aircraft or Documents. The Security Trustee shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Security Agreement, the Notes, any Security Agreement Supplement, any other Operative Agreement or any other document or instrument, or as to the correctness of any statement (other than a statement by the Security Trustee) contained herein or therein, except that the Security Trustee hereby represents and warrants that:
(a)     Wells Fargo Bank Northwest, N.A. is a national banking association duly organized and validly existing and in good standing under the laws of the United States, is a "citizen of the United States" within the meaning of the Federal Aviation Code and the rules and regulations of the FAA promulgated thereunder (without the use of a voting trust agreement), and has the full corporate power and authority and the legal right under the laws of the State of Utah and the laws of the United States in each case governing its banking, trust and fiduciary powers to execute, deliver and carry out the terms of this Security Agreement and the other Operative Agreements to which it is a party;
(b)     this Security Agreement and the other Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery hereof or thereof nor its performance of any of the terms and provisions hereof or thereof will violate any law or regulation of the State of Utah or any federal law or regulation of the United States in each case governing its banking or trust powers, any order or judgment applicable to it or contravene or result in a breach of, or constitute any default under, its corporate charter or by-laws; and
(c)     each of this Security Agreement and the other Operative Agreements to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf and that each such document is its valid and binding obligation, enforceable against the Security Trustee in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

Section 7.4     No Segregation of Moneys; No Interest. No moneys received by the Security Trustee hereunder need be segregated in any manner except to the extent required by law, and any such moneys may be deposited under such general conditions for the holding of trust funds as may be prescribed by law applicable to the Security Trustee, and, except as otherwise provided herein or as agreed in writing by the Security Trustee, the Security Trustee shall not be liable for any interest thereon; provided that any payments received or applied hereunder by the Security Trustee shall be accounted for by the Security Trustee so that any portion thereof paid or applied pursuant hereto shaH be identifiable as to the source thereof.
Section 7.5     Reliance; the Security Trustees; Advice of Counsel. The Security Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by the Security Trustee to be genuine and reasonably believed by it to be signed by the proper party or parties. The Security Trustee may accept a copy of a resolution of the Board of Directors of the Borrower or the Lender certified by the Secretary or an Assistant Secretary of such party or in the case of the Lender, by any officer as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Security Trustee may for all purposes hereof rely on an Officer's Certificate of the Borrower, as to such fact or matter, and such certificate shall constitute full protection to the Security Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Security Trustee shall furnish to the Borrower upon request such information and copies of such documents as the Security Trustee may have and as are necessary for the Borrower to perform its duties under this Agreement; provided that the failure of the Security Trustee to furnish such information or documents shall not affect the Borrower's obligations hereunder or under the Notes. The Security Trustee shall assume, and shall be fully protected in assuming, that the Borrower is authorized to enter into this Security

Agreement and to take all actions permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Borrower with respect thereto. In the administration of the trusts hereunder, the Security Trustee may execute any trust or power hereof and perform its powers and duties hereunder directly or through agents or attorneys and the Security Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and may consult with independent counsel, accountants and other skilled persons to be selected and employed by it, and the Security Trustee shall not be liable for anything done, suffered, or omitted in good faith by it in accordance with the written advice or opinion of any such independent counsel, accountants or other skilled persons acting within such persons' area of competence (so long as the Security Trustee shall have exercised reasonable care in selecting such persons).
Section 7.6     Capacity in Which Acting. Wells Fargo has entered into this Security Agreement in its individual capacity.
Section 7.7     Compensation and Reimbursement. The Borrower agrees:
(a)     to pay to the Security Trustee from time to time reasonable compensation for all services rendered by it hereunder or under any Operative Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and
(b)     except as otherwise expressly provided herein, to reimburse the Security Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Security Trustee in accordance with any provision of this Security Agreement or any Operative Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith.

The obligations of the Borrower under this Section 7.7 shall survive the resignation or removal of the Security Trustee and the termination of this Security Agreement and are in addition to any provision in any other Operative Agreement relating to the subject matter thereof, which provision shall not be deemed to limit the obligations of the Borrower contained in this Section.
SECTION 8. SUCCESSOR TRUSTEE
Section 8.1     Resignation of the Security Trustee; Appointment of Successor.
(a) The resignation or removal of the Security Trustee and the appointment of a successor the Security Trustee shall become effective only upon the successor the Security Trustee's acceptance of appointment as provided in this Section 8.1. The Security Trustee or any successor thereto may resign at any time without cause by giving at least 60 days' prior written notice to the Borrower and the Lender. In addition, either the Borrower (so long as no Event of Default shall have occurred and be continuing) or the Lender may at any time remove the Security Trustee without cause by an instrument in writing delivered to the Security Trustee, the Lender and (in the case of a removal by the Lender) the Borrower.

In the case of the resignation or removal of the Security Trustee, the Borrower (unless an Event of Default shall have occurred and be continuing, in which case the Lender) shall promptly appoint a successor the Security Trustee reasonably acceptable to the Lender; provided that the Lender may appoint, within one year after such resignation or removal, a successor the Security Trustee which may be other than any successor the Security Trustee appointed by the Borrower as provided above, so long as such other successor is (so long as no Event of Default shall have occurred and be continuing) satisfactory to the Borrower, and such successor the Security Trustee appointed as provided above shall be superseded by the successor the Security Trustee so appointed by the Lender. If a successor the Security Trustee shall not have been appointed and accepted its appointment hereunder within 60 days after the Security Trustee gives notice of resignation as provided above, the retiring the Security Trustee, the Borrower or the Lender may petition any court of competent jurisdiction for the appointment of a successor the Security Trustee. Any successor the Security Trustee so appointed by such court shall immediately and without further act be superseded by any successor the Security Trustee appointed as provided in the proviso to the second preceding sentence within one year from the date of the appointment by such court.
(b)     Any successor the Security Trustee, however appointed, shall execute and deliver to the Borrower, the Lender and the predecessor the Security Trustee an instrument accepting such appointment, and thereupon such successor the Security Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor the Security Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Security Trustee herein; but nevertheless, upon the written request of such successor the Security Trustee, such predecessor the Security Trustee shall execute and deliver an instrument transferring to such successor the Security Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor the Security Trustee, and, upon payment of its charges, such predecessor the Security Trustee shall duly assign, transfer, deliver and pay over to such successor the Security Trustee all moneys or other property then held by such predecessor the Security Trustee hereunder.
(c)     Any successor the Security Trustee, however appointed, shall be a "citizen of the United States" within the meaning of the Federal Aviation Code (49 U.S.C. § 401 02(a)(15)) and shall also be a bank or trust company having a combined capital and surplus of at least $100,000,000 or a bank or trust company whose obligations are guaranteed by a bank or trust company having a combined capital and surplus of at least $100,000,000 or a corporation with a net worth of at least $100,000,000.
(d)     Any corporation into which the Security Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Security Trustee shall be a party, or any corporation to which all or substantially all of the corporate trust business of the Security Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section, be the Security Trustee under this Security Agreement without further act.
(e)     The Borrower consents to any change in the identity of the Security Trustee on the International Registry occasioned by provisions of this Section 8.1, and if required by the International Registry to reflect such change, will provide its consent thereto.

SECTION 9. SUPPLEMENTS AND AMENDMENTS TO THIS SECURITY AGREEMENT
AND OTHER DOCUMENTS

Section 9.1     Supplemental Security Agreements. With the written consent of the Lender, the Borrower may, and the Security Trustee, subject to Section 9.2, shall, at any time and from time to time, enter into an amendment or amendments hereto or to any of the other Operative Agreements for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Security Agreement or of modifying in any manner the rights and obligations of the Lender and of the Borrower hereunder or thereunder.
Section 9.2     The Security Trustee Protected. If in the opinion of the Security Trustee any document required to be executed pursuant to the terms of Section 9.1 adversely affects any right, duty, immunity or indemnity in favor of the Security Trustee under this Security Agreement or the other Operative Agreements, the Security Trustee may in its discretion decline to execute such document.
Section 9.3     Documents Mailed to the Lender. Promptly after the execution by the Security Trustee of any document entered into pursuant to this Section 9, the Security Trustee shall mail, by first-class mail (air mail in the case of international), postage prepaid, a conformed copy thereof to the Lender at the address provided for the Lender in Section 9.2 of the Loan Agreement or at such other address as may be specified by the Lender pursuant to Section 9.2 of the Loan Agreement, but the failure of the Security Trustee to mail such conformed copies shall not impair or affect the validity of such document.
SECTION 10. INVESTMENT OF SECURITY FUNDS
Section 10.1     Investment of Security Funds. Any monies paid to or retained by the Security Trustee that are required to be paid to the Borrower or applied for the benefit or at the direction of the Borrower, but which the Security Trustee is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of a Default or Event of Default), shall, until paid to the Borrower or applied as provided herein, be invested by the Security Trustee at the written authorization and direction of the Borrower from time to time at the sole expense and risk of the Borrower in Permitted Investments. Such authorization and direction of the Borrower shall specify the particular investment to be made and shall certify that such investment constitutes a Permitted Investment. All Permitted Investments held by the Security Trustee pursuant to this Section 10.1 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Security Trustee, or (b) held in an Eligible Account. There shall be promptly remitted to the Borrower any income or gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Default or Event of Default shall have occurred and be continuing. If a Default or Event of Default shall have occurred and be continuing, the Security Trustee shall hold any such income or gain as security for the obligations of the Borrower hereunder and apply it against such obligations as and when due, and at such time as there shall not be continuing any such Default or Event of Default, such amount, to the extent not previously so applied against the Borrower's obligations, shall be paid to the Borrower; provided that if any such amount has been so held as security for more than 183 days, during which period (i) the Security Trustee shall not have been limited by operation of law or otherwise from exercising remedies and (ii) the Security Trustee shall not have exercised any remedy available to it under Section 5.1, then such amount, to the extent not previously so applied against such obligations of the Borrower, shall be paid to the Borrower.
Section 10.2     Liability for Losses. Except to the extent provided in Section 7.1, the Security Trustee in its individual capacity shall not be liable for any loss relating to an investment made in accordance with instructions received by it pursuant to this Section 10. The Borrower will promptly pay to the Security Trustee, on demand, the amount of any loss for which the Security Trustee is not liable realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).
SECTION 11. MISCELLANEOUS
Section 11.1     Termination of Security Agreement. Upon payment in full of the principal of, and interest on, the Relevant Loan with respect to an Aircraft and all other amounts then due and owing of the 2013 Secured Obligations and only in the event that no Event of Default, or "Event of Default" (as defined in any thereof), shall have occurred and be continuing under any of the Other Operative Agreements, the Security Trustee shall, upon the written request of the Borrower and at the written direction of the Lender, execute and deliver to, or as directed in writing by, and at the expense of, the Borrower an appropriate instrument or instruments (in due form for recording and in the form provided by the Borrower and approved by the Lender) releasing, without recourse, representation or warranty, such Aircraft and the Related Collateral (or, in the case of the last remaining Aircraft, all remaining Collateral) from the Lien of this Security Agreement and, in such event, this Security Agreement and the trusts created hereby shall terminate and this Security Agreement shall be of no further force or effect except as provided in Section 7.7. Except as otherwise provided above, this Security Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.
Section 11.2     No Legal Title to Collateral in the Lender. Except as otherwise provided in Section 5.1, the Lender shall have no legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any right, title and interest of the Lender in and to the Collateral or this Security Agreement shall operate to terminate this Security Agreement or the trusts hereunder or entitle any successor or transferee of the Lender to an accounting or to the transfer to it of legal title to any part of the Collateral.
Section 11.3     Sale of an Aircraft by the Security Trustee is Binding. Any sale or other conveyance of any Aircraft, Airframe, Engine or interest therein by the Security Trustee made pursuant to the terms of this Security Agreement shall bind the Lender and the Borrower, and shall be effective to transfer or convey all right, title and interest of the Security Trustee, the Borrower and the Lender in and to such Aircraft, Airframe, Engine or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Lender.

Section 11.4     Benefit of Security Agreement. Nothing in this Security Agreement, whether express or implied, shall be construed to give to any Person other than the Borrower, the Security Trustee and the Lender any legal or equitable right, remedy or claim under or in respect of this Security Agreement.

Section 11.5     Section 1110. It is the intention of the parties hereto that the security interest created hereby, to the fullest extent available under applicable law, entitles the Security Trustee, on behalf of the Lender, to all of the benefits of Section 1110 with respect to the Aircraft including the right to take possession of the Airframes and Engines in compliance with this Agreement in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor.

Section 11.6     The Borrower's Performance and Rights. Any obligation imposed on the Borrower herein shall require only that the Borrower perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any permitted assignee, lessee or transferee under an assignment, lease or transfer agreement then in effect and in accordance with the provisions of the Operative Agreements shall constitute performance by the Borrower and to the extent of such performance, discharge such obligation by the Borrower. Except as otherwise expressly provided herein, any right granted to the Borrower in this Agreement shall grant the Borrower the right to permit such right to be exercised by any such assignee, lessee or transferee. The inclusion of specific references to obligations or rights of any such assignee, lessee or transferee in certain provisions of this Agreement shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, lessee or transferee has not been made in this Agreement.

Section 11.7     Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions hereof shall be in English and in writing, and any such notice may be given by U. S. mail, courier service or facsimile (confirmed by telephone or in writing in the case of notice by facsimile) or any other customary means of communication, and shall in addition be delivered by email (but delivery by email shall not determine the time when such notice or communication shall be deemed "delivered" hereunder), and any such notice shall be effective when delivered if to the Borrower or the Security Trustee, to its address or number set forth below its signature at the foot of this Agreement (which in the case of the Security Trustee shall be deemed, unless otherwise indicated, to be the address of the Corporate Trust Department), and, if to the Lender, to its address or number set forth in Section 9.2 of the Loan Agreement.

Section 11.8     Severability. Should anyone or more provisions of this Security Agreement be determined to be illegal or unenforceable by a court of any jurisdiction, such provision shall be ineffective to the extent of such illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, to the extent permitted by applicable Law.

Section 11.9     Separate Counterparts. This Security Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Security Agreement including a signature page executed by each of the parties hereto shall be an original counterpart of this Security Agreement, but all of such counterparts together shall constitute one instrument.
Section 11.10     Successors and Assigns. All covenants and agreements contained herein and in the other Operative Agreements shall be binding upon, and inure to the benefit of, the Borrower and its successors and permitted assigns, and the Security Trustee and its successors and permitted assigns, and the Lender and its successors and permitted assigns, all as provided herein or in the other Operative Agreements. Any request, notice, direction, consent, waiver or other instrument or action by the Lender (unless withdrawn by the Lender or its successor prior to it being acted upon by the Security Trustee) shall bind the successors of the Lender.
Section 11.11     Third Party Beneficiary. The Export Credit Guarantor and it successors and permitted assigns shall be a third party beneficiary of the statements made, undertakings and obligations of the Borrower pursuant to the Operative Agreements.
Section 11.12     Headings. The headings of the various Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
Section 11.13     Governing Law; Jurisdiction.
(a)     THIS SECURITY AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND THIS SECURITY AGREEMENT AND ANY SECURITY AGREEMENT SUPPLEMENT SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)     Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any of the other Operative Agreements to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims arising thereunder in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Security Agreement or any of the other Operative Agreements in the courts of any jurisdiction.
(c)     Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any of the other Operative Agreements to which it is a party in any New York

State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)     The Borrower hereby irrevocably and unconditionally agrees that service of process upon it in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address for notices determined under Section 11.7 hereof or at such other address of which it shall have notified to the other party pursuant thereto.
Section 11.14     Normal Commercial Relations. Anything contained in this Security Agreement to the contrary notwithstanding, the Borrower, the Lender or the Security Trustee or any Affiliate of the Borrower, the Lender or the Security Trustee may enter into commercial banking or other financial transactions with each other, and conduct banking or other commercial relationships with each other, fully to the same extent as if this Security Agreement were not in effect, including, without limitation, the making of loans or other extensions of credit for any purpose whatsoever.
Section 11.15     Confidential Information. Each of the Borrower and the Security Trustee agrees to keep confidential all non-public information provided to it pursuant to or in connection with this Security Agreement, the other Operative Agreements and the transactions contemplated hereby or thereby; provided that nothing herein shall prevent any party hereto from disclosing any such information (i) to its employees, directors, agents, attorneys, accountants and other professional advisors in which case such persons will be advised of the confidential nature of the information so disclosed and will be required to keep such information confidential, (ii) to the Lender or BNDES, (iii) upon the demand of any Government Entity having jurisdiction over such party, or in response to any order of any court or other Government Entity or as may otherwise be required pursuant to any Requirement of Law, after providing the other party with prompt notice of such request, demand, order or other requirement so that such party may seek an appropriate protective order and after making reasonable efforts to resist disclosure, (iv) in connection with the exercise of any remedy hereunder or under the other Operative Agreements, (v) in the situations foreseen in Complementary Law no. 105 of January 10, 2001 of Brazil or at the request of the Federal Public Administration of the Accounting Court of Brazil Tribunal de Contas da União, in which case the requesting entities will be advised of the confidential nature of the information so disclosed, or (vii) as permitted in the Loan Agreement or the Funding Agreement.
Section 11.16     Notices, Instructions, Consents, Execution and Waiver. Whenever the provisions of this Security Agreement require or permit notice from or to, instructions from, consent of, execution of any amendment, supplement, instrument, certificate or other document by, or a waiver by, the Lender, the notice from or to, instruction from, consent of, execution by or waiver by, the holders on the date of such notice, instruction, consent, execution or waiver of more than 50% in interest of the principal amount of the Notes then outstanding shall be considered notice from or to, instruction from, consent of, execution by or waiver by, the Lender and shall be binding upon any present or subsequent the Lender; provided, however, that without the consent of each holder at the time thereof affected thereby, no amendment, supplement, consent or waiver shall:

(a)     change the final maturity of any Note, or change the dates or amounts of payment of any installment of the principal of or interest on any Note, or reduce the principal of or interest on any Note, or change to a location outside the United States of America the place of payment where, or the coin or currency in which, the principal amount of any Note is payable; or

(b)     create any Lien with respect to the Collateral except such as are permitted by this Security Agreement, or deprive any such holder of the benefit of the Lien on the Collateral created by the Security Agreement; or

(c)     modify the provisions of this Section 11.16; or
(d)     adversely affect any indemnities in favor of such holder.

Section 11.17     Register. The Security Trustee hereby agrees to maintain the Register pursuant to Section 9.5(d)(v) of the Loan Agreement as agent for and on behalf of the Borrower.
Section 11.18     WAIVERS OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of thc day and year first above written.

REPUBLIC AIRLINE INC.

By:	/s/ Lars - Erik Arnell
	Name:	LARS - ERIK ARNELL
	Title:	SENIOR VP
	Address:	8909 Purdue Road
Suite 300
Indianapolis, IN 46268

WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION,
as the Security Trustee

By:
Name:
Title:
	Address:	260 N. Charles Lindbergh Drive
Salt Lake City, UT 84116

	Attn:	Corporate Trust Department

[Signature page to Aircraft Security Agreement (2013)]

IN WI1NESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of the day and year first above written.

REPUBLIC AIRLINE INC.

By:
Name:
Title:
	Address:	8909 Purdue Road
Suite 300
Indianapolis, IN 46268

WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION,
as the Security Trustee

By:	/s/ Jon Croasmun
	Name:	Jon Croasmun
	Title:	Vice President
	Address:	260 N. Charles Lindbergh Drive
Salt Lake City, UT 84116

	Attn:	Corporate Trust Department

[Signature page to Aircraft Security Agreement (2013)]

ANNEX A
to Loan Agreement
and to Security Agreement

FINANCING OF UP TO 47 EMBRAER ERJ 175LR (CERTIFICATION
DESIGNATION AND SHOWN ON THE FAA RECORDS AS ERJ 170-200LR)
AIRCRAFT DEFINITIONS RELATING TO LOAN AGREEMENT
AND SECURITY AGREEMENT

"2013 Secured Obligations"; has the meaning set forth in Section 2.1 of the Security Agreement
"Actual Knowledge"; with respect to any party, except as provided in Section
6.1 of the Security Agreement, actual knowledge of a President, Vice President, Director or more senior officer thereof, or any other officer of a party having responsibility for the transactions contemplated by the Operative Agreements; provided that each party shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice in accordance with Section 9.2 of the Loan Agreement.
"Additional Insureds"; has the meaning set forth in Section D of Annex C of the Security Agreement.
"Affiliate"; with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purpose of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
"After-tax Basis"; with respect to any payment to be received or accrued by any Person, the amount of such payment adjusted, if necessary, so that such payment, after taking into account all Taxes payable to any taxing authority as a result of the receipt or accrual of such payments and any savings in Taxes (other than Indemnified Taxes) as a result of the payment or accrual of the Indemnified Tax, Expenses or other liability in respect of which such payment is due, shall be equal to the payment to be received or accrued.
"Aircraft"; an Airframe and its Associated Engines and includes, for any Aircraft, the BFE for such Aircraft or, collectively, all Airframes and Engines.
"Aircraft Documents"; with respect to any Aircraft, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority) to be maintained with respect to such Aircraft (or any of its component Airframe, Engines or Parts); and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of the Borrower; provided that all such materials shall be maintained in the English language.
"Aircraft Object": is defined in the Cape Town Treaty.
"Aircraft Warranties": with respect to any Aircraft, all warranties and assurances relating to such Aircraft and related equipment manufactured by the Manufacturer contained in Attachment C of the Purchase Agreement.
"Airframe": (a) each Embraer ERJ l75LR (certification designation and shown on the FAA records as ERJ l70-200LR) aircraft (except the Engines or engines from time to time installed thereon) listed by manufacturer's serial number and subjected to the Lien of the Security Agreement pursuant to the Security Agreement Supplement executed and delivered by the Borrower on a Relevant Borrowing Date; and (b) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft, or so long as the same shall be subject to the Lien of the Security Agreement in accordance with the terms of Section 3.4 thereof after removal from such aircraft. The term "Airframe" shall include any Replacement Airframe which may from time to time be substituted pursuant to Section 3.4 of the Security Agreement. At such time as a Replacement Airframe shall be so substituted and the Airframe for which the substitution is made shall be released from the Lien of the Security Agreement, such replaced Airframe shall cease to be an Airframe under the Security Agreement.
"Airframe Interchange Agreement": an agreement between the Borrower (or a Permitted Lessee) and another air carrier which qualifies as a Permitted Lessee pursuant to which they agree to provide passenger service to multiple destinations under circumstances where an Airframe may be operated by and in the possession of such other air carrier for a period not to exceed seven consecutive days (subject to extension in the event of unforeseen circumstances).
"Annual Inspection": has the meaning set forth in Annex D to the Security Agreement.
"Annual Inspection Report": has the meaning set forth in Annex D to the Security Agreement.
"Applicable Percentage" means (a) 85%, if Guarantor's ASU risk classification is B or higher or (b) 80% if Guarantor's ASU risk classification is B-or lower.
"Assignment": has the meaning specified in Section 9.5(b)(2) of the Loan Agreement.
"Associated Airframe": with respect to any Engine, the Airframe specified as comprising part of the Aircraft that included such Engine (or if such Engine is a Replacement Engine, the original Engine that such Replacement Engine directly or indirectly replaced) in the Security Agreement Supplement delivered at the Relevant Closing for such Aircraft, or any Replacement Airframe substituted therefor.

"Associated Engines": with respect to any Aircraft, the Engines specified as comprising part of such Aircraft (or, if the Airframe included as part of such Aircraft is a Replacement Airframe, the Aircraft that included the original Airframe that such Replacement Airframe directly or indirectly replaced) in the Security Agreement Supplement delivered at the Relevant Closing for such Aircraft, or any Replacement Engine substituted therefor (in each case, whether or not such Engine is then installed on the Airframe comprising part of such Aircraft).
"ASU": the Sector Understanding on Export Credits for Civil Aircraft published by the OECD, effective 1 February 2011, as supplemented and/or amended from time to time.
"Aviation Authority": the FAA or, in the case of any Aircraft that is permitted to be, and is, registered with any other Government Entity under and in accordance with Section 3.3 of the Security Agreement, such other Government Entity.
"Bankruptcy Code": the United States Bankruptcy Code, 11 U.S.C. § 101 et seq, as amended, modified, succeeded or replaced from time to time.
"Bankruptcy Default": a Default under Section 8.1(f) of the Loan Agreement.
"Bankruptcy Event": with respect to any Person, any of the following events:
(a)     such Person shall consent to the appointment of or the taking of possession by the receiver, trustee or liquidator of itself or of substantially all of its property, or such Person shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall authorize a general payment moratorium, except to the extent payments are made within applicable grace periods, or shall make a general assignment for the benefit of creditors; or
(b)     such Person shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a proceeding under the Bankruptcy Code (as in effect at such time) or other bankruptcy or insolvency Laws (as in effect at such time) or such Person shall seek relief by voluntary petition, answer, or consent under the provisions of any other bankruptcy, insolvency or other similar Law providing for the reorganization or winding-up of corporations (as in effect at such time) or such Person's board of directors shall adopt a resolution authorizing any of the foregoing; or
(c)     an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of such Person, a receiver, trustee or liquidator of such Person or of substantially all of its property, or sequestering substantially all of the property of such Person, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof; or
(d)     a petition against such Person in a proceeding under the Bankruptcy Code (as in effect at such time) or any other bankruptcy laws or other insolvency laws (as in effect at such time) shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to such Person, any court of competent jurisdiction shall assume jurisdiction, custody or control of such Person or of substantially all of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days.
"Basel III": the comprehensive set of reform measures developed (and designated as "Basel III" in September 2010) by the Basel Committee on Banking Supervision, to strengthen the regulation, supervision and risk management of the banking sector.
"BFE": all buyer furnished equipment, if any, installed on the Aircraft on or before the Delivery Date, and listed in an attachment to the BFE Bill of Sale.
"Bills of Sale": in the case of any Aircraft, the FAA Bill of Sale and the Warranty Bill of Sale with respect to such Aircraft.
"BNDES": Banco Nacional de Desenvolvimento Econ6mico e Social, a Brazilian Federal public company with its principal place of business in Brasilia, Distrito Federal, Federative Republic of Brazil, and main offices in the City of Rio de Janeiro, at Avenida República do Chile, No. 100 CEP 20139-900 -Rio de Janeiro -RJ, Brazil 20-139-900 registered in the General Register of Taxpayers under the number 33.657.248/0001-89.
"Borrower": Republic Airline Inc., an Indiana corporation.
"Brazil": the Federative Republic of Brazil.
"Brazilian Currency Equivalent": has the meaning set forth in Section 2.1 of the Loan Agreement.
"Brazilian Government Lender": any of FINAME, BNDES or any other Lender which is the federal government (União Federal) of Brazil or which is controlled directly or indirectly by the federal government of Brazil.
"Break Amount": in respect of any Loan:
(a)     (in the case of a Relevant Loan bearing Floating Rate), the amount (if any) by which any interest which would be received by the Lender as a result of putting the relevant principal amount of such Relevant Loan on deposit with one of the Reference Banks for a period equal to the then remaining portion of the Interest Period in relation to such Relevant Loan is lower than the amount of interest which would have accrued pursuant to clause 2.2 of the Loan Agreement on such principal amount of such Relevant Loan during such remaining portion of such Interest Period had such principal not been prepaid; and
(b)     (in the case of a Loan bearing interest at a Fixed Rate), on any day, the excess, if any, of (i) the present value, calculated as of the date of such prepayment utilizing as a discount rate the Fixed Rate that would be applied if a Loan with a Fixed

Rate of interest was made to the Borrower on such date of prepayment, of all remaining principal and interest payments related to such Relevant Loan over (ii) one hundred per cent (100%) of the outstanding principal amount of such Relevant Loan and accrued interest as at such date of prepayment.
"Broad Based Offering": has the meaning specified in Section 9.5(d)(iii) of the Loan Agreement.
"Business Day": any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law, regulation or executive order to close in New York, New York, Indianapolis, Indiana, Rio de Janeiro, Brazil or the city and state in which the Corporate Trust Department is located.
"Cape Town Treaty": the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States.
"Change in U.S. Tax Law": (a) any change after the Document Closing Date to the Code, the Regulations, or administrative guidance or (b) any formal or informal change in any IRS position with respect to, or interpretation of, U.S. Tax Law, regardless of how and when such change is advanced, announced or articulated provided that for purposes of clarification, if any private letter ruling has been formally revoked as of the Closing Date and notice of such revocation has been made readily available to the public as of such date, such revocation shall not constitute a Change in U.S. Tax Law.
"Citizen of the United States": is defined in Section 40102(a)(15) of the Federal Aviation Code and in the FAA Regulations.
"Code": the United States Internal Revenue Code of 1986, as amended from time to time.
"Code-Share Agreement" has the meaning set forth in the Funding Agreement.
"Collateral": has the meaning specified in Section 2.1 of the Security Agreement.
"Commitment": has the meaning set forth in the Funding Agreement.
"Commitment Fee": has the meaning provided in Section 2.2(a) of the Funding Agreement.
"Commitment Termination Event": has the meaning provided in Section 1.1 of the Funding Agreement.
"Confidential Information": has the meaning set forth in Section 9.14 of the Loan Agreement.

"Consent to Assignment": with respect to any Permitted Lease, a consent to assignment in substantially the form of Exhibit B to the form of Notice of Assignment attached to the Aircraft Security Agreement, duly completed by the applicable parties.
"Contractual Currency": has the meaning set forth in Section 9.7 of the Loan Agreement.
"Corporate Trust Department" or "Trust Department": the Corporate Trust Department of the Security Trustee located at the principal corporate trust office of the Security Trustee as specified in Section 11.7 of the Security Agreement, or such other department or office at which the Security Trustee's corporate trust business shall be administered which the Security Trustee shall have specified by written notice to the Borrower and the Lender.
"CRAF": the Civil Reserve Air Fleet Program authorized under 10 U.S.C. § 9511 et seq. or any substantially similar program under the laws of the United States.
"Debt": any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction or any other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.
"Debt Balance": has the meaning set forth in Section B of Annex C to the Security Agreement.
"Default": an event that, with the giving of notice or the lapse of time or both, would become an Event of Default.
"Default Rate": the sum of (A) (x) LIB OR, in the case of a Relevant Loan bearing interest based on LIBOR or (y) the relevant CIRR Rate, for any Relevant Loan bearing interest based on a Relevant CIRR Rate or (z) the Relevant Swap Rate, for any Relevant Loan bearing interest based on a Relevant Swap Rate plus (B) a rate of 2.0% per annum, plus (C) the Margin, plus (D) the Administrative Fee. The Default Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The default rate shall not exceed the maximum interest rate permitted under applicable law.
"Delivery Date" or "Date of Actual Delivery": in the case of any Aircraft, the date on which such Aircraft is or was delivered by the Manufacturer to the Borrower.
"Deregistration Power of Attorney": with respect to any Aircraft, the Deregistration Power of Attorney, substantially in the form of Exhibit F to the Loan Agreement.
"Document Closing Date": has the meaning specified in the Funding Agreement.
"Dollars", "United States Dollars" or "$": the lawful currency of the United States.
"EASA": the European Aviation Safety Agency.

"Eligible Account": an account established by and with an Eligible Institution acting at the request of the Security Trustee, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the UCC), (b) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the UCC), (c) the Security Trustee shall be the "entitlement holder" (as defined in Section 8102(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Security Trustee to the exclusion of the Borrower, and (e) the "securities intermediary jurisdiction" (under Section 8-110(e) of the UCC) shall be the State of New York.
"Eligible Institution": the corporate trust department of (a) Wells Fargo Bank Northwest, National Association, acting solely in its capacity as a "securities intermediary" (as defined in Section 8-102(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or anyone of the states thereof or the District of Columbia (or any U.S. branch of a foreign bani,), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A3 or its equivalent.
"Engine": (a) each of the General Electric CF34-8E5 series engines listed by manufacturer's serial numbers and subjected to the Lien of the Security Agreement pursuant to a Security Agreement Supplement executed and delivered by the Borrower on a Relevant Borrowing Date, whether or not from time to time installed on an Airframe or installed on any other airframe or on any other aircraft; and (b) any Replacement Engine that may from time to time be substituted for an Engine pursuant to Section 3.3 or Section 3.4 of the Security Agreement; together, in each case, with any and all Parts so long as the same shall be incorporated or installed in or attached thereto or so long as the same shall be subject to the Lien of the Security Agreement in accordance with the terms of Section 3.3 thereof after removal from any such engine. At such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien of the Security Agreement, such replaced Engine shall cease to be an Engine under the Security Agreement.
"Engine Manufacturer": General Electric Company, a New York corporation, together with its successors and permitted assigns.
"Engine Manufacturer's Consent and Agreement": in the case of any Aircraft, the consent of the Engine Manufacturer dated as of the Relevant Borrowing Date for such Aircraft relating to the grant of a security interest in the Engine Warranties with respect to the Associated Engines for such Aircraft by the Borrower to the Security Trustee for the benefit of the Lenders.
"Engine Warranties": with respect to any Engine, all warranties and assurances relating to such Engine and related equipment manufactured by the Engine Manufacturer contained in the CF34 Turbofan Airline Operator Warranty.
"Equipment": any Aircraft, Airframe, Engine and/or Part.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended.
"Event of Default": has the meaning set forth in Section 8.1 of the Loan Agreement.
"Event of Loss": with respect to any Aircraft, Airframe or Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:
(a)     the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Borrower;
(b)     the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;
(c)     any theft, hijacking or disappearance of such property for a period of 90 consecutive days or more;
(d)     any seizure, condemnation, confiscation, taking or requisition (including loss of title), appropriation or condemnation of such property by any Government Entity or purported Government Entity (other than a requisition of use by the U.S. Government) for a period exceeding 90 consecutive days; or
(e)     as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of an Aircraft, or by any Government Entity otherwise having jurisdiction over the operation or use of such Aircraft, the use of such property in the normal course of Borrower's business of passenger air transportation is prohibited for a period of 90 consecutive days, unless Borrower, prior to the expiration of such 90-day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Borrower, but in any event if such use shall have been prohibited for a period of 365 days, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Borrower's (or a Permitted Lessee's) entire U.S. fleet of such property and Borrower (or a Permitted Lessee), prior to the expiration of such 365-day period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Borrower, but in any event if such use shall have been prohibited for a period of three years.

"Expenses": has the meaning specified in Section 9.l6(h) of the Loan Agreement.

"Export Credit Guarantee": the export credit guarantee to be granted by the Export Credit Guarantor for the benefit of the Lender.
"Export Credit Guarantee Loan Prepayment Amount": with respect to a Relevant Export Credit Guarantee Loan as of any date, an amount equal to the sum of (i) the amount listed on Schedule 2 to the Relevant Note B evidencing such Relevant Export Credit Guarantee Loan opposite the Payment Date next preceding such date, unless such date is a Payment Date, then opposite such Payment Date (whichever is applicable, the "Applicable Payment Date"), plus (ii) unless such date is a Payment Date, interest accrued on the amount referred to in clause (i) of this definition from and including the Applicable Payment Date to but excluding such date at the Relevant Loan B Prepayment Rate, plus (iii) any installment of principal of such Relevant Export Credit Guarantee Loan due on or prior to the Applicable Payment Date and accrued interest on any such amount not paid when due at the Default Rate, plus (iv) interest accrued at the Relevant Loan B Prepayment Rate on the amount referred to in clause (i) of this definition from and including such date to but excluding the 90th day after such date, plus (v) if such Export Credit Guarantee Loan Prepayment Amount is required to be paid (a) on or prior to 180 days from the Delivery Date for the relevant Aircraft, Unreimbursed Premium up to $ 270,000.00, (b) after 180 days from the Delivery Date for the relevant Aircraft but on or prior to 360 days from the Delivery Date for the relevant Aircraft, Unreimbursed Premium up to $ 210,000.00, (c) after 360 days from the Delivery Date for the relevant Aircraft but on or prior to 540 days from the Delivery Date for the relevant Aircraft, Unreimbursed Premium up to $ 140,000.00, or (d) after 540 days from the Delivery Date for the relevant Aircraft but on or prior to 720 days from the Delivery Date for the relevant Aircraft, Unreimbursed Premium up to $ 70,000.00.
"Export Credit Guarantor": the Brazilian Federal Government - Secretaria de Assuntos Internacionais do Ministério da Fazenda (SAIN), through the Fundo de Garantia à Exportação - FGE.

"FAA": the U.S. Federal Aviation Administration and any agency or instrumentality of the U.S. Government succeeding to its functions.
"FAA Application for Aircraft Registration": with respect to any Aircraft, an application for registration of such Aircraft on AC Form 8050-1 or such other form approved by the FAA.
"FAA Bill of Sale": with respect to any Aircraft, the bill of sale for such Aircraft on AC Form 8050-2 (or such other form approved by the FAA) executed by the Manufacturer in favor of the Borrower, dated the Delivery Date for such Aircraft.
"FAA Regulations": the Federal Aviation Regulations issued or promulgated pursuant to the Federal Aviation Code from time to time.
"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or amended successor version that is substantively comparable and mot materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section l47l(b)(1) of the Code and an agreement entered into relating to Section s 1471 through 1474 of the Code.
"Federal Aviation Code": the sections of Title 49 of the United States Code relating to aviation, as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement therefor.
"FGE": Fundo de Garantia às Exportações - FGE.
"FINAME": has the meaning specified in the recitals to the Loan Agreement.
"FINAME Related Agreement": the "Loan Documents", "Operative Agreements", "Operative Documents" or other equivalent term as used and defined in the documents governing any Debt now or hereafter and directly or indirectly owing by Guarantor or any of its direct or indirect Subsidiaries to FINAME or any security trustee acting for FINAME.
"Fixed Rate": with respect to any Relevant Loan bearing interest at a fixed rate, either the Relevant CIRR Rate or the Relevant Swap Rate (whichever is applicable) for such Relevant Loan.
"Floating Rate": with respect to an Interest Period for any Relevant Loan bearing interest at a floating rate, LIB OR for such Interest Period for such Relevant Loan.
"Fly-Away-Factory Condition": with respect to any Aircraft, that such Aircraft is or was accepted by Borrower from the Manufacturer on the Delivery Date as new and in compliance with the Purchase Agreement, subject to unsatisfied delivery discrepancies that Manufacturer agrees or agreed to remedy.
"Frontier": means Frontier Airlines Holdings, Inc., a Delaware corporation, and its subsidiaries.
"Funding Agreement": means the Funding Agreement (2013), dated as of July 2, 2013, between FINAME and Republic.
"GAAP": generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any Person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such Person's financial statements.
"Government Entity": (a) any national, federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.
"Guarantor": Republic Airways Holdings Inc., a Delaware corporation.
"Guaranty": the Guaranty (2013), dated as of the date of the Loan Agreement, by the Guarantor in favor of the Security Trustee and the Lenders, in substantially the form set forth in Exhibit E to the Funding Agreement.
"Indemnitee": has the meaning set forth in Section 9.16(i) of the Loan Agreement.
"Indemnified Taxes": means Taxes with respect to the Loan other than:
1.Taxes imposed on the Lender in excess of Taxes that would have been imposed if such Lender had not engaged in any business in or had any presence or contact in the jurisdiction imposing such Taxes other than any business, presence or contact as a result of the operation, presence, registration or location of the Aircraft in such jurisdiction or as a result of the transactions contemplated by the Operative Agreements;
2.Taxes imposed on the Lender that arise out of or are caused by the gross negligence or willful misconduct of such Lender (unless such gross negligence or willful misconduct is imputed to such Lender by reason of the acts or omissions of the Borrower);
3.Taxes that would not have been imposed but for any failure of the Lender to (x) file proper and timely reports or returns or to pay any Taxes when due (except to the extent caused by a breach by Borrower of its obligations pursuant to Section 2.6 of the Loan Agreement), (y) with respect to a Lender other than a Brazilian Government Lender, comply with any certification, information, documentation, reporting or other similar requirements, concerning the nationality, residence, identity or connection with jurisdiction imposing such Taxes, if such compliance is required to obtain or establish relief or exemption from or reduction in such Taxes and such Lender was eligible to comply with such requirement but only if and to the extent that such Lender is entitled under applicable Law to furnish such forms and is eligible to claim such reduction or exemption and only to the extent that such forms may be filed by such Lender without adverse consequences to the Lender or any of its Affiliates, or risk thereof, as reasonably determined by such Lender in good faith (and only if in the case of Taxes other than U.S. Withholding Taxes, the Borrower has given the Lender prior notice of such compliance requirements) or (z) with respect to a Brazilian Government Lender, failure to comply with such Lender's obligations in Section 2.7(d) of the Loan Agreement;

4.(A) With respect to a Brazilian Government Lender, Taxes imposed by any Government Entity of or in Brazil other than such Taxes resulting from the presence, activities or conduct of the Borrower (or any Affiliate of the Borrower or the presence of any Aircraft, Engine or Part subsequent to the Delivery Date) in Brazil, (B) with respect to a Lender that is not a Brazilian Government Lender, Taxes imposed by any Government Entity in a jurisdiction within which such Lender is incorporated or has its principal place of business (but excluding any such Taxes resulting from the presence, activities or conduct of the Borrower (or any Affiliate of the Borrower or the presence of any Aircraft, Engine or Part subsequent to the Delivery Date) in such jurisdiction);
5.With respect to a Brazilian Government Lender, U.S. Withholding Taxes imposed other than by reason of a Change in U.S. Tax Law; or

6.     Taxes imposed pursuant to FATCA.
"Initial Principal Payment": has the meaning set forth in Section 2.4(c) of the Funding Agreement.
"Inspection Agent": at any time, any person engaged by the Borrower to inspect the Aircraft and who at such time is qualified by ISTAT and has been approved by the Lender (and such approval has not been withdrawn by the Lender).
"Interest Period": with respect to any Relevant Loan, the period commencing on and including the Relevant Borrowing Date for such Relevant Loan and ending on but excluding the next succeeding Payment Date for such Relevant Loan; and thereafter, each successive period commencing on and including the last day of the next preceding Interest Period for such Relevant Loan and ending on but excluding the next succeeding Payment Date for such Relevant Loan; provided, that, if any Payment Date would otherwise be a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, further, that if such extension would cause payment of interest on or principal of such Relevant Loan bearing interest at the Floating Rate to be made in the next following calendar month, such Interest Period shall end on the next preceding Business Day.
"International Interest": is defined in the Cape Town Treaty.
"International Registry": is defined in the Cape Town Treaty.
"IRS": the United States Internal Revenue Service or any agency or instrumentality of the U.S. Government succeeding to its functions.
"Law": (a) any constitution, treaty, convention (including the Cape Town Treaty), statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

"Lease": any lease of any Aircraft, including any subsequent Permitted Lease.
"Lease Assignment": an assignment of a Permitted Lease substantially in the form of Exhibit B to the Security Agreement.
"Lender": FINAME and each Person that becomes a Lender pursuant to an Assignment, in each case so long as it is listed as the registered holder of a Note in the Register.
"Lender Liens": any Lien attributable to a Lender with respect to any Aircraft, any interest therein, or any other portion of the Collateral, arising as a result of (i) claims against such Lender not related to its interest in such Aircraft or the administration of the Loan under the Loan Agreement, (ii) acts of such Lender not permitted by, or failure of such Lender to take any action required of it by, the Operative Agreements, (iii) Taxes against such Person or any of its Affiliates not required to be indemnified by Borrower under the Loan Agreement, or (iv) claims against such Person arising out of any transfer by such Person of its interest in any Loan, any Note and its interests in the Operative Agreements.
"LIBOR": with respect to an Interest Period or any other applicable period, the rate of interest for deposits in United States Dollars as indicated on Bloomberg page "BBAM" (or any successor or substitute therefor) or, if not so indicated, the average (rounded upwards to the nearest 1/16th of 1.00%) of such rates offered by the Reference Banks in the London interbank market, in each case at or about 11:00 a.m., London time, on the day two Business Days prior to the first day of such Interest Period or other applicable period for deposits of a duration comparable to such Interest Period or other applicable period, in an amount (if applicable) approximately equal to the amount on which such interest will accrue as of the first day of such Interest Period or other applicable period.
"LIBOR Breakage" with respect to any Relevant Loan bearing interest at a Floating Rate, the amount determined by the Lender to be sufficient to compensate it for any loss, cost or expense, including any loss, cost or expense in liquidating or redeploying funds acquired by the Lender to fund any Relevant Loan (but excluding loss of the Margin), attributable to (x) any payment or prepayment of principal on any of the Relevant Notes if such date is not a Payment Date, or (y) the failure of the Borrower to prepay any Relevant Note after giving notice of prepayment.
"Lien": any mortgage, pledge, lien, charge, claim, encumbrance, International Interest, lease or security interest affecting title to or any interest in property.
"Loans": collectively, all of the Relevant Loans.
"Loan A Commitment": the obligation of the Lender to make Relevant Loans A pursuant to Section 2.1 of the Funding Agreement in an aggregate principal amount up to but not exceeding $1,048,164,738.10.

"Loan Agreement": the Loan Agreement (2013) entered into pursuant to the Funding Agreement between the Borrower and the Lender, including all annexes, schedules, exhibits, appendices, amendments and supplements thereto, as amended and restated, supplemented or otherwise modified from time to time.
"Loan Participants": has the meaning set forth in Section 9.5(d) of the Loan Agreement.
"Loss Payment Date": has the meaning set forth in Section 3.4(b) of the Security Agreement.
"Maintenance Program": has the meaning set forth in Section 3.3(g) of the Security Agreement.
"Mandatory Modification": has the meaning set forth in Section 3.30) of the Security Agreement.
"Manufacturer": means Embraer S.A., and its successors and permitted assigns.
"Manufacturer's Acknowledgment": with respect to an Aircraft, the Manufacturer's Acknowledgment, dated the Relevant Borrowing Date for such Aircraft, relating to the grant of a security interest in the Aircraft Warranties with respect to such Aircraft by the Borrower to the Security Trustee for the benefit of the Lenders.
"Margin": a rate of 0.30% per annum; provided if the Commitment has not been fully utilized or terminated in accordance with the terms of this Agreement during the period ending on Document Closing Date in the 18th month after the Document Closing Date, the "Margin" for any Loans advanced after such date shall be adjusted to the minimum rate required according to the ASU.
"Material Adverse Change": as of any date, a material adverse change in the consolidated business, operations, results of operations, or financial condition of Guarantor and its consolidated subsidiaries, as of such date compared to December 31, 2012. Without limiting the generality of the foregoing, a Material Adverse Change shall include: (a) a material default by an RJET Airline under any loan, lease or other financing obligation to which an RJET Airline and the Lender are parties; (b) the occurrence of a Bankruptcy Event with respect to Republic or Guarantor; (c) the reduction of the number of Code-Share Agreements under which the RJET Airlines, collectively, are operating aircraft to less than two or the failure of American Airlines, Inc. to be one code-share partner; provided that any reduction due to the consolidation, merger or other combination of the operations of two or more code-share partners of the RJET Airlines where the consolidated, merged or combined airline continues as a code-share partner of an RJET Airline shall not be deemed to have occurred for purposes of this definition so long as, subject to Section 7.8 of the Loan Agreement, one such code-share partner is American Airlines, Inc.; or (d) any order or administrative action by the FAA or any other aviation authority which grounds all or a substantial portion of the combined fleet of the RJET Airlines or imposes operating restrictions on the RJET Airlines that may reasonably be expected to be material and adverse and that are not applicable to regional air carriers generally. The provisions of the preceding sentence shall not be deemed to influence the interpretation of the first sentence of this definitional paragraph, it being intended that the first sentence of this paragraph shall be interpreted in accordance with normal commercial practice. Notwithstanding anything in the foregoing, any disposition by Guarantor of some or all of Frontier or any Bankruptcy Event with respect to Frontier or any of its subsidiaries shall not be a Material Adverse Change in and as itself, but shall be a Material Adverse Change to the extent such disposition or Bankruptcy Event results in a material adverse change in the consolidated business, operations, results of operations or financial condition of Guarantor and its consolidated subsidiaries (excluding Frontier) compared to December 31, 2012, provided that any non-cash write-offs or accounting adjustments relating to any such disposition or bankruptcy with respect to the Guarantor's consolidated financial statements shall not be a Material Adverse Change.
"Material Change": any event, condition or circumstance that materially and adversely affects the Guarantor's consolidated business, operations, results of operations or financial condition, or the Borrower's or the Guarantor's ability to observe or perform its obligations, liabilities and agreements under, or affect the validity or enforceability of the Operative Agreements. Notwithstanding anything in the foregoing, any disposition by Guarantor of some or all of Frontier or any Bankruptcy Event with respect to Frontier or any of its subsidiaries shall not be a Material Change in and as itself, but shall be a Material Change to the extent such disposition or Bankruptcy Event results in a material adverse change in the consolidated business, operations, results of operations or financial condition of Guarantor and its consolidated subsidiaries ( excluding Frontier) compared to December 31, 2012, provided that any non-cash write-offs or accounting adjustments relating to any such disposition or bankruptcy with respect to the Guarantor's consolidated financial statements shall not be a Material Change.
"Notes": the Relevant Notes issued and outstanding under the Loan Agreement.
"Notice of Assignment": with respect to any Permitted Lease, a notice of assignment in substantially the form of Exhibit A to the form of Lease Assignment attached to the Security Agreement, duly completed by the applicable parties.
"Notice of Borrowing": has the meaning set forth in the Funding Agreement.
"Obsolete Parts": has the meaning set forth in Section 3.3G) of the Security Agreement.
"OECD": the Organization for Economic Cooperation and Development.
"OEM Parts": parts manufactured by, or approved by, the original equipment manufacturer.
"Officer's Certificate": in respect of any Person, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), any Director, the Treasurer or the Secretary of such Person.

"Operative Agreements": the Loan Agreement, the Notes, the Security Agreement, the Funding Agreement, the "Guaranty" (as defined in the Funding Agreement), each Security Agreement Supplement, any amendment to the Security Agreement, the Guaranty and, for each Aircraft, the Bills of Sale, any Permitted Lease, any Lease Assignment, the Manufacturer's Acknowledgment, the Engine Manufacturer's Consent and Agreement, and any other agreement or instrument specifically identified therein with the consent of the Borrower as an "Operative Agreement" for purposes hereof.
"Optional Modification": has the meaning set forth m Section 3.3(j) of the Security Agreement.
"Other Collateral": the "Collateral" (or equivalent term) as used and defined in the Other FINAME Transactions.
"Other FINAME Indebtedness": without duplication, all Debt now or hereafter and directly or indirectly owing by Guarantor or any of its direct or indirect Subsidiaries pursuant to the Other Operative Agreements.
"Other FINAME Transactions": any direct or indirect, past, present or future FINAME-supported financing which is now or hereafter guaranteed by the Export Credit Guarantor (whether by way of a loan, a lease or a guarantee) for or for the benefit of Guarantor or any of its direct or indirect Subsidiaries under which any Other FINAME Indebtedness is outstanding, in each case only so long as the Export Credit Guarantor has outstanding guarantees of more than 50% of the principal amount of the Relevant Loans and more than 50% of the principal amount of such Other FINAME Indebtedness.
"Other Operative Agreements": the "Loan Documents", "Operative Agreements", "Operative Documents" or other equivalent term as used and defined in the Other FlNAME Transactions.
"Other Secured Obligations" has the meaning set forth in Section 2.1 of the Security Agreement
"Other Security Agreement": the "Security Agreement" (or equivalent term) as used and defined in the Other FINAME Transactions.
"Other Security Trustee": the "Security Trustee" (or equivalent term) as used and defined in the Other FINAME Transactions.
"Other Taxes": all present or future stamp or documentary taxes or any other excise or taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any of the Operative Agreements. other than any such Taxes imposed as a result of a transfer of any Relevant Loan or any interest therein or any Taxes based upon the value or principal amount of any Relevant Loan imposed by a jurisdiction in which the Lender is subject to Taxes of such type as a result of a connection with such jurisdiction unrelated to the transactions contemplated by the Operative Agreements

"Parts": all appliances, parts, components, avionics, landing gear, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any Removable Parts leased by Borrower from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine.
"Payment Date": with respect to any Relevant Loan, (a) the Relevant Borrowing Date of such Relevant Loan, (b) October 15, January 15, April 15 and July 15 of each year prior to the Relevant Loan Maturity Date for such Relevant Loan, commencing with the first such date following the Relevant Borrowing Date and (c) the Relevant Loan Maturity Date for such Relevant Loan.
"Payment Default": the failure of the Borrower to pay any amount of principal of or interest on any of the Loans when due.
"Permitted Country": means any country listed on Annex E to the Security Agreement.
"Permitted Investments": the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Security Trustee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rating of Aa or better by Moody's Investor Service, Inc. or AA or better by Standard & Poor's Rating Services; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Ratings Services of at least A-1 or its equivalent or by Moody's Investors Service, Inc. of at least P-l or its equivalent.
"Permitted Lease": a lease permitted under Section 3.2 of the Security Agreement.
"Permitted Lessee": a lessee that is a duly qualified operator of aircraft of the same type as the Aircraft, which is incorporated in (a) any Permitted Country, (b) any country which is a contracting party to, and has implemented, the Cape Town Convention on International Interests in Mobile Equipment having made the "Qualifying Declarations" from Annex 1 of ASU, (c) any country which is a participant of ASU (other than Belgium, Italy and Spain), or (d) the United States or any jurisdiction within the United States.
"Permitted Liens": has the meaning set forth in Section 3.1 of the Security Agreement.

"Person" or "person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
"Plan": any employee benefit plan within the meaning of Section 3(3) of ERISA or any plan within the meaning of Section 4975(e)(1) of the Code.
"Premium Rate": shall mean 1.92 % per annum; provided, however, that, the Premium Rate may be adjusted by the Lender after the date corresponding to the Document Closing Date in the eighteenth (18th) month after Document Closing Date to the minimum Premium Rate then applicable under the ASU and by reference to the then current risk classification of the Guarantor and any applicable discount under the terms of the ASU.
"PROEX Breakage Costs": any and all losses suffered or incurred by the Lender under the Program for Financing of Exports ("PROEX") as established in connection with the interest rate support paid to the Lender under Brazilian law as a consequence of any prepayment or acceleration of the Loan.
"Prospective International Interests": is defined in the Cape Town Treaty.
"Purchase Agreement": the Amended and Restated Purchase Agreement COM 0190-10 dated as of January 23, 2013, between the Manufacturer and Republic providing for, inter alia, the purchase of the Aircraft, as amended, supplemented or restated from time to time, together with the exhibits and the letter agreements thereto.
"Reference Banks": has the meaning specified in Section 1.1 of the Funding Agreement.
"Register": has the meaning specified III Section 9.5(d)(v) of the Loan Agreement.
"Related Collateral": with respect to any Aircraft, the Aircraft Documents, Aircraft Warranties, Engine Warranties, Bills of Sale, requisition and insurance proceeds and any Permitted Lease with respect to such Aircraft and any other property, right or privilege included in the Collateral solely due to the inclusion of any of the foregoing in the Collateral.
"Relevant Additional Interest": with respect to a payment on a Relevant Loan A by the Borrower pursuant to Sections 2.4 or 2.5 of the Loan Agreement, an amount equal to interest at the Relevant Spread Rate accrued on the outstanding principal amount of the applicable Relevant Loan A from and including the "Applicable Payment Date" (as defined in and determined in accordance with the definition of "Export Credit Guarantee Loan Prepayment Amount") to but excluding the date of payment of such Relevant Loan A.
"Relevant Advance": has the meaning specified III Section 2.1 of the Loan Agreement.

"Relevant Aircraft BFE": with respect to any Aircraft, the buyer furnished equipment, if any, to be installed thereon on or prior to the Delivery Date, as scheduled in the Relevant BFE Bill of Sale.
"Relevant Borrowing Date": in the case of any Aircraft, the date on which the Relevant Loan with respect to such Aircraft is made by the Lender to the Borrower.
"Relevant CIRR Rate": in respect of any Relevant Loan, the rate per annum which is the fixed interest rate equal to the Commercial Interest Reference Rate ("CIRR") for civil aircraft under the ASU for Dollars based on the seven (7)-year US Treasury bond yields and for a repayment period of twelve (12) years published by the Secretariat of the OECD and effective as at the relevant date for such Relevant Loan, as noted on the internet in the week preceding the fifteenth (15th) calendar day of each month (effective on the fifteenth (15th) day of each such month) and available and prevailing on the website of the OECD at http://www.oecd.org on the relevant date for such Relevant Loan. The "CIRR" applicable to each Relevant Loan advanced within 180 days from the Document Closing Date shall be the rate prevailing at the Document Closing Date. After each successive period of 180 days elapsed from the Document Closing Date, if the "CIRR" is higher than the previous one, "CIRR" shall be reset to such higher rate for the next 180 days; if the "CIRR" applicable on the next day after such 180 day period is lower than or equal to the previous one, the previous one shall prevail for the next 180 days, in each case for Relevant Loan advances during such next 180 day period.
"Relevant Closing": has the meaning set forth in Section 2.1 of the Loan Agreement.
"Relevant Export Credit Guarantee Loan": in the case of any Aircraft, that portion of the Relevant Loan in the principal amount initially equal to the Upfront Amount (as defined in the Funding Agreement) for such Aircraft.
"Relevant Interest Rate": with respect to any Relevant Loan, the sum of (a) the Margin, plus (b) the Administration Fee Rate, plus (c) the Relevant CIRR Rate, the Relevant Swap Rate or LIBOR, whichever shall be applicable to such Relevant Loan as specified in the Notice of Borrowing for such Relevant Loan; provided, however, that the Borrower shall not elect any of the Loans to accrue interest at the Relevant CIRR Rate.
"Relevant Loan" in the case of any Aircraft, the Relevant Loan A and the Relevant Export Credit Guarantee Loan, collectively, made under the Loan Agreement to the Borrower with respect to such Aircraft.
"Relevant Loan A": in the case of any Aircraft, that portion of the Relevant Loan in the principal amount initially equal to the Relevant Advance for such Aircraft.
"Relevant Loan B Prepayment Rate": with respect to a Relevant Export Credit Guarantee Loan, a rate per annum equal to the sum of the Relevant Interest Rate plus the Relevant Spread Rate.

"Relevant Loan Maturity Date": in the case of any Relevant Loan, the date corresponding to the Relevant Borrowing Date for such Relevant Loan in the 141 st month after such Relevant Borrowing Date.
"Relevant Manufacturer's Invoice": with respect to any Aircraft, the invoice of the Manufacturer setting forth the purchase price for such Aircraft.
"Relevant Net Aircraft Cost": with respect to any Aircraft, the purchase price under the Purchase Agreement of such Aircraft, net of all credit memoranda and adjustments, as set forth in the Relevant Manufacturer's Invoice.
"Relevant Note A": with respect to a Relevant Loan A, the promissory note substantially in the form of Annex B-1 to the Loan Agreement, dated the Relevant Borrowing Date for such Relevant Loan A and executed by the Borrower, and each promissory note issued in replacement thereof.
"Relevant Note B": with respect to a Relevant Export Credit Guarantee Loan, the promissory note substantially in the form of Annex B-2 to the Loan Agreement, dated the Relevant Borrowing Date for such Export Credit Guarantee Loan and executed by the Borrower, and each promissory note issued in replacement thereof.
"Relevant Notes": with respect to a Relevant Loan, the Relevant Notes A and Relevant Notes B evidencing such Relevant Loan.
"Relevant Spread Rate": means the Premium Rate applicable to the Relevant Loan.
"Relevant Swap Rate": with respect to any Relevant Loan, the rate of interest shown on the Bloomberg service, page USSWAP7, "Trade Recap" screen with the "Composite (NY)" source as the fixed rate (calculated on the basis of a 360-day year of twelve 30-day months and payable on a quarterly basis) under a seven year U.S. dollar swap transaction for USD LIB OR -BBA (calculated on a 360-day year and an actual days payable on a quarterly basis), determined on the second Business Day prior to the Relevant Borrowing Date of such Relevant Loan at 11:00 a.m., New York time, or if no such rate is shown at such time, then the rate shown on such Bloomberg screen soonest thereafter.
"Removable Part": has the meaning set forth in Section 3.30) of the Security Agreement.
"Replacement Engine": an engine which shall have been subjected to the Lien of the Security Agreement pursuant to Section 3.3 or Section 3.4 thereof.
"Republic": Republic Airline Inc., an Indiana corporation.
"Republic Merger Transaction": as defined in Section 8.8(a) of the Funding Agreement.

"Republic Successor": has the meaning provided in Section 8.7(a) of the Funding Agreement.
"Requirement of Law": as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Government Entity, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
"RJET Airline": each Subsidiary of Guarantor that is a U.S. Air Carrier.
"SBCE": SBCE -Seguradora Brasileira de Crédito à Exportação S.A. and any agency or instrumentality of the Brazilian government succeeding to its functions.
"SEC": the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.
"Section 1110": 11 U.S.C. § 1110 of the Bankruptcy Code or any successor section of the federal bankruptcy Law in effect from time to time.
"Section 1110 Agreement": a written agreement of the debtor to perform referred to in Section 1110(a)(2)(A) of the Bankruptcy Code that, without further review or modification, qualifies under Section 1110 to keep the automatic stay provided by Section 362 of the Bankruptcy Code in effect with respect to all Aircraft.
"Section 1110 Air Carrier": a Person holding an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.
"Section 1110 Period": the continuous period of (i) 60 days specified in Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any, agreed to under Section 1110(b) of the Bankruptcy Code), plus (ii) an additional period, if any, commencing with the trustee or debtor-in-possession in such proceeding entering into with court approval a Section 1110 Agreement within such 60 days (or longer period as agreed) and continuing until such time as such trustee or debtor-in-possession ceases to fully perform its obligations thereunder with the result that the period during which the Security Trustee is prohibited from repossessing all Aircraft under the Security Agreement comes to an end; provided that, at all times on and after such 60-day period, all cures specified in Section 1110(a)(2)(B) have been timely and fully made and performed.
"Secured Obligations": has the meaning set forth in Section 2.1 of the Security Agreement.
"Securitization": has the meaning specified in Section 9.5(b)(2) of the Loan Agreement.

"Securities Act": means the Securities Act of 1933, as amended.
"Security Agreement": the Aircraft Security Agreement (2013), entered into pursuant to the Funding Agreement between the Borrower and the Security Trustee, including all annexes, schedules, exhibits, appendices, amendments and supplements thereto.
"Security Agreement Supplement": each supplement to the Security Agreement from time to time executed and delivered by the Borrower and the Security Trustee, substantially in the form of Exhibit A to the Security Agreement.
"Security Trustee": has the meaning set forth in the introductory paragraph of the Security Agreement.
"Security Trustee Liens": any Lien attributable to the Security Trustee with respect to any Aircraft, any interest therein, or any other portion of the Collateral, arising as a result of (i) claims against the Security Trustee in its individual capacity not related to its interest in such Aircraft or the administration of the Collateral pursuant to the Security Agreement, (ii) acts of the Security Trustee not permitted by, or failure of the Security Trustee to take any action required by, the Operative Agreements, (iii) Taxes against the Security Trustee or any of its Affiliates not required to be indemnified by Borrower under the Loan Agreement, or (iv) claims against the Security Trustee arising out of the transfer by the Security Trustee of all or any portion of its interest in the Collateral, other than a transfer permitted by the terms of the Operative Agreements or pursuant to the exercise of remedies set forth in Section 5 of the Security Agreement.
"Similar Carriers": has the meaning set forth in Section C of Annex C to the Security Agreement.
"Solvent": with respect to any Person on any date of determination, that on such date (i) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (iii) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properly would constitute an unreasonably small capital (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability).
"SPV": has the meaning specified in Section 9.5(b)(2)(i) of the Loan Agreement.
"SPV Securities": has the meaning specified in Section 9.5(d)(iii) of the Loan Agreement.
"Structuring Fee": has the meaning specified in the Funding Agreement.

"Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
"Tax" and "Taxes": all governmental or quasi-governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use, property, personal and real, tangible and intangible taxes and mandatory contributions), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any penalties, fines, additions to tax or interest thereon or other additions thereto imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.
"Tax Savings": has the meaning specified in Section 2.7(h)(ii) of the Loan Agreement.
"Threshold Amount": $1,000,000.
"Transacting User Entity": is defined in the Regulations of the International Registry.
"UCC": means the Uniform Commercial Code as in effect in any applicable jurisdiction.
"United States" and "U.S.": each means the United States of America.
"Unreimbursed Premium": in the case of any prepayment of a Relevant Loan, the amount of the premium paid for the Export Credit Guarantee covering such Relevant Loan that is not refunded by the insurer as a result of such prepayment.
"U.S. Air Carrier": any United States air carrier that is a Citizen of the United States holding a certificate of public convenience and necessity issued pursuant to 49 U.S.C. Section 41102 and an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefore or in the absence thereof.
"U.S. Government": the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the United States.

"U.S. Tax Law": includes the Code, any regulations promulgated or proposed thereunder and any private letter rulings issued, in each case, as of the initial Relevant Borrowing Date (as though such rulings have the force of law).
"U.S. Withholding Tax": any Tax imposed by way of deduction or withholding by the United States federal government, including the federal income tax imposed under Sections 881(a) and 1442 of the Code, on payments to a person who is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code.
"Warranty Bill of Sale": with respect to an Aircraft, the full warranty bill of sale covering such Aircraft, executed by Manufacturer in favor of the Borrower, dated the Delivery Date for such Aircraft.
"Wells Fargo": Wells Fargo Bank Northwest, National Association, not in its capacity as Security Trustee.
"Wet Lease": any arrangement whereby Borrower or a Permitted Lessee agrees to furnish any Aircraft, Airframe or Engine to a third party pursuant to which such Aircraft, Airframe or Engine shall at all times be in the operational control of Borrower or a Permitted Lessee; provided that Borrower's obligations under the Operative Agreements shall continue in full force and effect notwithstanding any such arrangement.

Annex B to Security Agreement

Foreign Registration
Subject to the provisions of Section 3 .3(b) of this Security Agreement:
(a) The Borrower shall be entitled to register any Aircraft or cause any Aircraft to be registered in a country other than the United States subject to compliance with the following:
(i) each of the following requirements is satisfied:
(A) no Event of Default or Bankruptcy Default shall have occurred and be continuing at the time of such registration; and
(B) such proposed change of registration is made in connection with a Permitted Lease to a Permitted Lessee; and
(C) the Security Trustee shall have received an IDERA (as defined in the Cape Town Treaty) or, if the Cape Town Treaty is not applicable, a deregistration power of attorney with respect to such Aircraft; and

(ii) Lender and the Security Trustee shall have received an opinion (subject to customary exceptions), in form and substance reasonably satisfactory to each of them, of counsel (reasonably satisfactory to each of them) addressed to each such party to the effect that:
(A) such country would recognize the Borrower's ownership interest in and right to possession of, such Aircraft;
(B) after giving effect to such change in registration, the Lien of the Security Agreement on the Borrower's right, title and interest in and to such Aircraft shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Security Trustee shall have received a certificate from the Borrower that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Security Trustee on or prior to the effective date of such change in registration);

(C) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Security Trustee (or any Affiliate thereof), for the Security Trustee to qualify to do business in such country as a result of such reregistration;
(D) unless the Borrower or the Permitted Lessee shall have agreed to provide insurance reasonably satisfactory to the Lender and the Security Trustee covering the risk of requisition of use of such Aircraft by the government of such country (so long as such Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless the Borrower prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use,

(b) In addition, as a condition precedent to any change in registration the Borrower shall have given to the Lender and the Security Trustee assurances reasonably satisfactory to each of them:
(i) to the effect that the provisions of Section 3.3(k) of the Security Agreement have been complied with after giving effect to such change of registration;
(ii) the country of such re-registration imposes aircraft maintenance standards approved by, or at least as stringent as those approved by, the FAA, the EASA or the central civil aviation authority of Japan or Canada;

(iii) no Liens (except Permitted Liens) shall arise by reason of such registration;

(iv) any export licenses and certificate of deregistration required in connection with any repossession or return of such Aircraft will be readily obtainable in the normal course without material delay or material burden on the Security Trustee, it being agreed that the Borrower shall be responsible for the cost thereof;
(v) the courts of such proposed country of registry will give effect to the choice of New York law to govern the Operative Agreements;
(vi) of the payment by the Borrower of all reasonable out-of-pocket expenses at no after-tax cost to the Lender or the Security Trustee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to the Lender and the Security Trustee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of such Aircraft and the creation and perfection of the security interest therein in favor of the Security Trustee for the benefit of the Lender, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in such Aircraft in favor of the Security Trustee for the benefit of the Lender.

Annex C to
Security Agreement
Insurance

A.     Liability Insurance
Subject to the rights of the Borrower under Section G, the Borrower shall, without expense to Lender and Security Trustee, maintain or cause to be maintained in effect at all times with insurers of nationally or internationally recognized responsibility public liability insurance (including, without limitation, aircraft third party, passenger legal liability, property damage, general third party legal liability and product liability coverage but excluding manufacturer's product liability coverage) with respect to each Aircraft in an amount not less than the greater of (i) the amount which the Borrower may carry from time to time on other similar aircraft in its fleet (whether owned or leased) and (ii) $750,000,000 per occurrence. Such insurance shall be of the type usually carried by the Borrower with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Borrower.

B.     Hull Insurance
Subject to the rights of the Borrower under Section G, the Borrower shall, without expense to Lender or Security Trustee, maintain or cause to be maintained in effect at all times with insurers of nationally or internationally recognized responsibility (i) all risk ground and flight hull insurance, which may, except as provided below, exclude war risks and allied perils, covering each Aircraft for an amount at all times (even when such Aircraft is grounded or in storage) not less than 110% of the outstanding principal amount of the Relevant Loan in respect of such Aircraft (the "Debt Balance"); provided that, neither the Borrower nor any Permitted Lessee shall be required to maintain all risk flight aircraft hull insurance with respect to an Aircraft for any period in which such Aircraft is grounded and properly stored or hangared. Such insurance shall not provide insurers with a right to replace any Airframe or Engine with another airframe or engine. Such hull insurance or other insurance of the Borrower (or a Permitted Lessee') shall cover Engines and Parts temporarily removed from an Airframe, pending replacement by installation of the same or similar Engines or Parts on such Airframe. Such insurance shall be of the type usually carried by the Borrower with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Borrower.
Any policies of insurance carried in accordance with this Section B covering an Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name the Security Trustee as exclusive loss payee for any proceeds to be paid under such policies up to an amount equal to the Debt Balance for such Aircraft and (ii) shall provide that (A) in the event of a loss with respect to such Aircraft involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss shall be payable to the Security Trustee (so long as the Lien of this Agreement with respect to such Aircraft shall not have been discharged), except in the case of a loss with respect to an Engine installed on an airframe other than an Airframe, in which case the Borrower (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Security Trustee (so long as the Lien of this Agreement with respect to such Engine shall not have been discharged) whether such payment is made to the Borrower (or any Permitted Lessee) or any third party, it being understood and agreed that in the case of any payment to the Security Trustee otherwise than in respect of an Event of Loss, the Security Trustee shall, upon receipt of a certificate of a qualified engineer (who may be an employee of the Borrower) certifying that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Borrower or its order, and (B) the entire amount of any loss with respect to such Aircraft involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Debt Balance for such Aircraft shall be paid to the Borrower or its designee, provided that if a Payment Default, Bankruptcy Default or any Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Lender or the Security Trustee, such payment referred to in clause (B) shall be made as provided in clause (i) above. In the case of a loss with respect to an engine (other than an Engine) installed on an Airframe, the Security Trustee shall hold any payment to it of any insurance proceeds in respect of such loss for the account of the Borrower or any other third party that is entitled to receive such proceeds.

C.     War-Risk, Hijacking and Allied Perils Insurance
The Borrower or such Permitted Lessee shall maintain or cause to be maintained at all times in effect with respect to all Aircraft (i) war risk and allied perils hull insurance in an amount not less than the Debt Balance and (ii) war risk and allied perils liability insurance in an amount not less than the greater of (x) the amount which the Borrower may carry from time to time on other similar aircraft in its fleet (whether owned or leased) and (y) $750,000,000 per occurrence; provided that, if the Borrower furnishes to the Security Trustee a certificate of a firm of aircraft insurance brokers (which may be the Borrower's regularly retained brokers) stating its opinion that a majority of the other U.S. regional air carriers similarly situated with the Borrower operating aircraft similar to such Aircraft on similar routes ("Similar Carriers") are carrying such insurance referred to in the foregoing clause (i) or (ii) in a lesser amount or are not carrying such insurance, then the Borrower shall be entitled to reduce the amount of coverage to the extent of the coverages carried by such Similar Carriers (including, if applicable, to none) provided that the Borrower does not carry such insurance in a greater amount of coverage on any other aircraft operated by the Borrower of the same type included in the Borrower's fleet.

D.     General Provisions
The Borrower shall cause all policies of insurance carried in accordance with Section A, B, and C, to name the Security Trustee and the Lender as additional insureds (collectively, the "Additional Insureds"), as their respective interests may appear. Such policies shall provide with respect to such Additional Insureds that (i) none of their respective interest in such policies shall be invalidated by any act or omission or breach of warranty or condition contained in such policies by the Borrower or, in the case of any particular Additional Insured, any other Additional Insured; (ii) no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no substantial change of coverage which adversely affects the interests of any such Additional Insured, shall be effective as to such Additional Insured until 30 days (or such lesser period as may be applicable in the case of any war risk, hijacking and allied perils insurance coverage) after receipt by such Additional Insured of written notice from the insurers of such cancellation, lapse or change; (iii) they shall have no liability for premiums, commissions, calls, assessments or advances with respect to such policies; (iv) such policies will be primary without any right of contribution from any other insurance carried by such Additional Insureds; (v) the insurers waive any rights of set-off, counterclaim, deduction or subrogation against such Additional Insureds; (vi) shall apply worldwide and have no territorial restrictions or limitations (except in the case of war risk, hijacking or related perils insurance, which shall apply to the fullest extent available in the international insurance market); and (vii) shall contain a 50/50% Clause per Lloyd's Aviation Underwriter's Association Standard Policy Form AVS 103. Each liability policy shall provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and provide that the exercise by the insurer of rights of subrogation derived from rights retained by the Borrower will not delay payment of any claim that would otherwise be payable but for such rights of subrogation.

E.     Reports and Certificates; Other Information
The Borrower will furnish to the Lender and the Security Trustee (A) on or prior to the Relevant Borrowing Date for an Aircraft, insurance certificates describing in reasonable detail the insurance maintained by the Borrower as required pursuant to this Annex C with respect to such Aircraft, (B) prior to the cancellation, lapse or expiration of the insurance policies required pursuant to this Annex C, evidence of renewal of such insurance policies, and a copy of the renewed or new insurance policies with all endorsements not later than 30 days after any such cancellation, lapse or expiration, and (C) on or prior to the Relevant Borrowing Date for an Aircraft and on or before the renewal dates of the insurance policies carried by the Borrower pursuant to this Annex C, a report signed by a firm of aircraft insurance brokers, not affiliated with the Borrower, regularly retained by the Borrower, stating the opinion of such firm that all premiums in connection with the insurance then due have been paid and the insurance then carried and maintained on such Aircraft complies with the terms hereof and, in the case of renewal insurance, that such renewal insurance will on and after the effective date thereof so comply with the terms hereof (except that such opinion shall not be required with respect to war risk insurance provided by the FAA), provided that all information contained in such report shall be held confidential by the Lender and the Security Trustee and their respective agents (provided that they shall agree for the benefit of the Borrower to hold all such information similarly confidential) or as may be required by Applicable Law. The Borrower will instruct such firm to give prompt written advice to the Lender and the Security Trustee of any default in the payment of any premium and of any other act or omission on the part of the Borrower of which it has knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on any Aircraft. The Borrower will also instruct such firm to advise the Lender and the Security Trustee in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on any Aircraft pursuant to this Annex C (or such lesser period as may be applicable in the case of war risk, hijacking and allied perils coverage).

F.     Right to Pay Premiums
The Additional Insureds shall have the rights but not the obligations of an additional named insured. None of the Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, each of the Lender and the Security Trustee shall have the option, in its sole discretion, to pay any cash premium in respect of an Aircraft that is due in respect of the coverage pursuant to this Agreement and to maintain such coverage, as the Lender or the Security Trustee may require, until the scheduled expiry date of such insurance and, in such event, the Borrower shall, upon demand, reimburse the Lender and the Security Trustee for amounts so paid by them.
G.     Deductibles; Self-insurance
The Borrower may self-insure, by way of deductible or premium adjustment provisions in insurance policies or otherwise, the risks required to be insured against pursuant to Section 3.3(k) and this Annex C in such amounts as are then self-insured with respect to similar owned or leased aircraft in the Borrower's fleet but in no case shall such self-insurance in the aggregate exceed, on a per occurrence or on a fleetwide basis during any policy year, an amount equal to 5% of the Borrower's tangible net worth, calculated as at the end of the Borrower's immediately preceding fiscal year (but in no event to exceed $10,000,000). A deductible per occurrence that is not in excess of the prevailing standard market deductible for similar aircraft shall be permitted, for each aircraft in the Borrower's fleet, in addition to such self-insurance.

Annex D
to Security Agreement

(a)     Annual Inspections. (i) From January 2016 on, until such time as all Aircraft have been released from the lien of the Security Agreement, the Borrower shall arrange for an Inspection Agent to undertake a comprehensive inspection 25% of the Aircraft subject to the lien of the Security Agreement at such time (as selected by the Lender after consultation with the Borrower) in accordance with industry standards, provided, however, that (x) all Aircraft shall be the subject of at least one Annual Inspection during each four-year period, and (y) in the event that the Borrower ceases to have a Maintenance Program approved by the FAA that requires "A" checks or their equivalent, an Annual Inspection in accordance with this clause (a) shall be required with respect to each Aircraft no later than ninety (90) days after the end of each year following the Delivery Date of such Aircraft.
(ii)     The Borrower shall provide or procure all necessary permits and other permissions for the Inspection Agent to enter upon any premises where an Aircraft undergoing inspection pursuant to this clause (a) is located during normal business hours and to examine (1) the Aircraft by visual walk around inspection, including on-board inspection and inspection of areas exposed by any open panels, bays or the like (but no inspection will involve the opening of any fixed panels, bays or the like without the express written consent of the Borrower), and (2) the Aircraft Documents.
(iii)     The Inspection Agent shall be provided with the serial numbers of the Engines related to an Aircraft undergoing inspection pursuant to this clause (a) and, if such Engines are not installed on the Aircraft at the time of the inspection, details of the condition of such Engines as described in paragraph (3) of Part II of this Annex D and the manufacturer's serial number and registration number of the airframe on which they are installed. In the event that any engine installed on the Aircraft is not an Engine, the inspection shall include an inspection of the Aircraft Documents relating to the Engines, but will not include a visual check of any Engine that is not then installed on the Aircraft undergoing such inspection.
(iv)     The Inspection Agent shall be provided, on request, with any of the Aircraft Documents relating to an Aircraft undergoing inspection pursuant to this clause (a) to ensure that (I) such Aircraft Documents have been properly maintained and updated, and (2) such Aircraft Documents are a complete record of all checks and maintenance tasks carried out on such Aircraft demonstrating that all the checks and maintenance tasks in accordance with the Maintenance Program have been carried out given such Aircraft's flight history. Following a review of such Aircraft Documents, the Inspection Agent shall draw the Borrower's attention to anything that requires remedial action.

(v)     Following the physical inspection of an Aircraft and the related Aircraft Documents by the Inspection Agent pursuant to this clause (a), the Inspection Agent shall complete those additional inspection and reporting requirements set out in Part II of this

Annex D, including, but not limited to, delivering a report in the form prescribed in Part II of this Annex D (the "Annual Inspection Report") to the Borrower for initial review and, if appropriate, discussion with the Inspection Agent, and then the Borrower shall deliver, no later than six (6) months following the completion of such Annual Inspection, the Annual Inspection Report to the Lender and the Export Credit Guarantor.
(vi)     The cost and expense of each Annual Inspection shall be for the account of the Borrower. For the avoidance of doubt, absent the situation described in clause (a)(i)(y), the parties agree that each Aircraft need only undergo one Annual Inspection during any four-year period.
(b)     Inspections Generally. (i) An annual inspection under clause (a) (an "Annual Inspection") shall occur during normal business hours and shall not interfere with the operations of the Borrower, or any scheduled operation of the Aircraft or maintenance thereof.
(ii)     The Lender or its agents or representatives (the "Authorized Personnel") may conduct an inspection (a) at its cost, up to one Aircraft per year and (b) at any time while an Event of Default is continuing, at Borrower's cost and at any time, in each case, in accordance with the terms of this clause (b)(ii). For the purpose of such inspection of an Aircraft, the Authorized Personnel will be entitled to board the Aircraft. No inspection shall involve the opening of any fixed panels or interfere with the normal commercial operation or maintenance of the Aircraft by, or the business of, the Borrower. The Borrower shall ensure that the Authorized Personnel are permitted to, and afforded such facilities as may be reasonably necessary to, inspect or survey any Aircraft and its Manuals and Technical Records upon giving the Borrower reasonable notice.

(iii) In undertaking any inspection or examination pursuant to the terms of this Part I of Annex D, the Inspection Agent or the Authorized Personnel, as the case may be, shall comply with the Borrower's occupational health and safety requirements and any security restrictions and shall sign such agreements and/or waivers as may be customarily required by the Borrower in granting access to any Aircraft, Aircraft Documents or the premises where the same are located.
(iv) All references in this Part I of Annex D to the Borrower's obligation to procure access to an Aircraft and the related Aircraft Documents, and to non-interference with the Borrower's operations, shall be deemed to take into consideration the existence of any Permitted Lease of such Aircraft and the rights of the Permitted Lessee thereunder.
PART II: ANNUAL INSPECTION AND REPORTING REQUIREMENTS
(1)     Assess the airworthiness of the Aircraft, including but not limited to:
(a)     the Aircraft's general state and condition (Flight Log Book, LOPA -Layout of Passenger Accommodation and Weight and Balance reports);

(b)     the Aircraft's general maintenance state and condition (maintenance history, management and control, planning and track record), including relevant events of unscheduled maintenance, i.e., those which may have had a detrimental effect on the Aircraft's airworthiness;

(c)     the updated record of compliance with ADs -Airworthiness Directives -and SBs -Service Bulletins -since the Aircraft was delivered by the Manufacturer to the Borrower;

(d)     accidents or incidents in which the Aircraft took part;
(e)     major repairs or modifications carried out on the Aircraft.

(2)     Based on the parts inventory supplied by the Borrower, check and evaluate the control procedures and mechanisms used to track and monitor the main aircraft components, including series items, hard time components, TSO (Technical Standard Order) items and emergency items and equipment.

(3)     For (x) each Engine related to the Aircraft and (y) the APU installed on the Aircraft at the time of the inspection, evaluate:
(a)     its general state and condition, with reference to its maintenance track record;
(b)     the updated record of compliance with ADs -Airworthiness Directives -and SBs -Service Bulletins -since such Aircraft was delivered by the Manufacturer to the Borrower;

(c)     Engine/ APU total hours and cycles to date;
(d)     Engine/ APU total hours and cycles to date since last removal/overhaul;
(e)     description of the services/tasks performed during the last removal/overhaul; and
(f)     Engine/APU hours and cycles remaining until the next removal/overhaul.

(4)     For each landing gear leg -LB, RH and nose gear -assess:

(a)     its general state and condition, with reference to its maintenance track record;
(b)     total hours and cycles to date;
(c)     total hours and cycles since last removal/overhaul;
(d)     description of the services/tasks performed since last removal/overhaul; and
(e)     hours and cycles remaining until the next scheduled overhaul.

(5)     [intentionally omitted]

(6)     Collect any other data or relevant information concerning the general state or condition of the Aircraft, reflecting its continued upkeep, looking both outside and inside the Aircraft with particular attention to the passenger cabin, the cockpit, on-board systems such as the avionics, and facilities such as the toilet(s), galley, passenger seats, furnishings, doors, etc. If deemed necessary the written assessment may be complemented by photographs of the relevant parts or items (see following item).

(7)     A report (the "Technical Inspection Report") should be produced and sent to the Borrower for initial review as described in clause (a) (v) of Part I of this Annex D, commenting on the maintenance requirements set forth in the Aircraft Documents, and how they have been met -or not -on the Aircraft. This should include indications of the extent or magnitude of any detected deficiencies on the physical condition of the Aircraft as well as on the associated documentation. Thirty (30) days following the Borrower's receipt of the Technical Inspection Report, the Borrower shall send such Technical Inspection Report to the Lender and the Export Credit Guarantor.

(8)     The Technical Inspection Report should contain at least the following sections:
(a)     introduction;
(b)     assessment of the Airframe & documentation (which should include the contents as per paragraph (I) above);
(c)     an estimate of the number of flight cycles and hours remaining until the next major maintenance check; this projection should take into account the date of the last major check performed and the average number of hours and cycles performed daily by the Aircraft);
(d)     the manufacturer's serial numbers of the engines installed, plus the contents of paragraph (3) above in respect of the Engines related to the Aircraft undergoing inspection, together with the manufacturer's serial number and FAA registration number of any airframe on which an Engine is installed (if other than on the Aircraft undergoing inspection), which is also further applicable, in case of mismatched engines, to the aircraft's original engines when first delivered as per item I above;
(e)     the manufacturer's serial number of the APU installed in the Aircraft at the time of the inspection plus the contents as per paragraph (3) above);
(f)     status of the landing gear & documentation (which should include the contents as per paragraph (4) above);
(g)     conclusions, including attest of existence of the Insurance in accordance with Annex C of this Agreement and validity of the certificate of airworthiness;

(h) recommendations (if any); and

(i) Annex I -to the extent the Inspection Agent customarily provides such information, a summary of the CV s (curriculum vitae) of each member of the Inspection Agent's team who carried out the Aircraft's physical inspection, the documentation check and wrote the Technical Inspection Report, including, in each case, his or her technical competences & qualifications (degrees, certifications, licenses, etc.).

Annex E
to Security Agreement

PERMITTED COUNTRIES

Australia
Austria
Canada
Denmark
Finland
France
Germany
Iceland
Ireland
Japan
Luxembourg
Netherlands
New Zealand
Norway
Portugal
Sweden
Switzerland
United Kingdom

Exhibit A to
Security Agreement
SECURITY AGREEMENT SUPPLEMENT NO. _____
SECURITY AGREEMENT SUPPLEMENT NO. ___ , dated _____("Security Agreement Supplement"), between Republic Airline Inc. (the "the Borrower") and Wells Fargo Bank Northwest, National Association, as the Security Trustee under the Security Agreement (each as hereinafter defined).
W I T N E S S E T H:
WHEREAS, the Aircraft Security Agreement (2013), dated as of July 2, 2013 (the "Security Agreement"; capitalized terms used herein without definition shall have the meanings specified therefor in Annex A to the Security Agreement), between the Borrower and Wells Fargo Bank Northwest, National Association, as the Security Trustee (the "the Security Trustee"), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe each Aircraft, and shall specifically grant a security interest in such Aircraft to the Security Trustee; and
[WHEREAS, the Security Agreement relates to the Airframe and Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Security Agreement is attached to and made a part of this Security Agreement Supplement;]l
[WHEREAS, the Borrower has, as provided in the Security Agreement, heretofore executed and delivered to the Security Trustee Security Agreement Supplement(s) for the purpose of specifically subjecting to the Lien of the Security Agreement certain airframes and/or engines therein described, which Security Agreement Supplement(s) is/are dated and has/have been duly recorded with the FAA as set forth below, to wit:
Date                Recordation Date                     FAA Document Number] *2
______________

1.	Use for Security Agreement Supplement No. I only.

2.	* Use for all Security Agreement Supplements other than Security Agreement Supplement No. 1.

NOW, THEREFORE, to secure the prompt and complete payment (whether at the stated maturity, by acceleration or otherwise) of all principal of, and interest on, the Loans and the Other FINAME Indebtedness incurred under Other FINAME Transactions and all other amounts payable by the Borrower under the Operative Agreements and under the Other Operative Agreements now in existence or hereafter incurred, and the performance and observance by the Borrower of all the agreements and covenants to be performed or observed by it for the benefit of the Lender and the Security Trustee contained in the Operative Agreements and the Other Operative Agreements and in consideration of the Notes and the premises and of the covenants contained in the Security Agreement, the other Operative Agreements and Other Operative Agreements, and of other good and valuable consideration given to the Borrower by the Security Trustee, the receipt of which is hereby acknowledged, the Borrower has granted, bargained, sold, conveyed, transferred, mortgaged, assigned, pledged and confirmed, and does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm, unto the Security Trustee and its permitted successors and assigns, for the security and benefit of the Security Trustee and the Lender, a security interest in, and an International Interest in, all estate, right, title and interest of the Borrower in, to and under, all and singular, the Airframe and Engines described in Annex A attached hereto, whether or not any such Engine shall be installed on the Airframe or any other airframe of any other aircraft, and any and all Parts, and, to the extent provided in the Security Agreement, all substitutions and replacements of and additions, improvements, accessions and accumulations to such Airframe, Engines and Parts;
To have and to hold all and singular the aforesaid property unto the Security Trustee, its permitted successors and assigns, forever, in trust, upon the terms and trusts set forth in the Security Agreement, for the benefit, security and protection of the Lender from time to time, and for the uses and purposes and subject to the terms and provisions set forth in the Security Agreement.
This Security Agreement Supplement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Security Agreement Supplement including a signature page executed by each of the parties hereto shall be an original counterpart of this Security Agreement Supplement, but all of such counterparts together shall constitute one instrument.
This Security Agreement Supplement shall be construed as supplemental to the Security Agreement and shall form a part thereof, and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.
THIS SECURITY AGREEMENT SUPPLEMENT IS BEING EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned have caused this Supplement No. __ to be duly executed by their respective duly authorized officers, on the day and year first above written.

REPUBLIC AIRLINE INC.
By:
Name:
Title:

WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION,
as the Security Trustee

By:
Name:
Title:

Annex A to
Security Agreement
Supplement No. [ ]

DESCRIPTION OF AIRFRAME AND ENGINES

AIRFRAME

Manufacturer	Model	FAA Registration No.	Manufacturer's Serial No.
Embraer	ERJ 175LR
(certification designation and shown on the FAA records as ERJ 170- 200LR)

ENGINES

Manufacturer	Model	Manufacturer's Serial No.
General Electric	CF34-8E5	[_______________]
General Electric	CF34-8E5	[_______________]

Each such engine being a jet propulsion aircraft engine with at least 1750 lb of thrust or its equivalent.

Exhibit B
to Security Agreement
LEASE ASSIGNMENT
Dated as of [__________ __ ,____]
by and among
REPUBLIC AIRLINE INC.
and
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as the Security Trustee,

Aircraft Lease Agreement, dated as of [__________],
between Republic Airline Inc., as lessor,
and [__________],
as lessee,
relating to
One ERJ 175LR (certification designation and
shown on the FAA records as ERJ 170-200LR)
Aircraft Bearing Manufacturer's Serial Number [__________]
and U.S. Registration [TN]

LEASE ASSIGNMENT, dated as of [________ __, ____] (the "Assignment") by and between Republic Airline Inc. ("Republic") and Wells Fargo Bank Northwest, National Association, as the Security Trustee (the "the Security Trustee").
WHEREAS, pursuant to that certain Aircraft Lease Agreement, dated as of [________ __, ____] (as amended or modified from time to time, the "Lease") between Republic, as lessor, and [________], as lessee (the "Lessee"), Republic leased one ERJ l75LR (certification designation and shown on the FAA records as ERJ l70-200LR) aircraft bearing manufacturer's serial number [________] and U.S. Registration No. [TN] and the aircraft engines described therein (the "Aircraft") to Lessee upon the terms and conditions set forth therein;
WHEREAS, Republic and the Security Trustee have entered into that certain Aircraft Security Agreement (2013), dated as of July 2, 2013 (as amended or modified from time to time, the "Security Agreement") and Republic has agreed to collaterally assign all of its rights, title and interest in, to and under the Lease to the Security Trustee; and
WHEREAS, capitalized terms used in this Assignment shall, unless otherwise defined herein, have the meanings ascribed them in Annex A to that certain Loan Agreement (2013), dated as of July 2, 2013, as amended or modified from time to time, ("Annex A") between Republic, as borrower, and the Lender named therein.
[Add any necessary recording or other information as is required for recordation with FAA.]
NOW, THEREFORE, the parties hereby agree as follows:
1. Lease Assignment.
(a) For value received and to secure the due and punctual payment and performance of all the Secured Obligations, Republic hereby collaterally assigns, transfers and conveys to the Security Trustee, its successors and assigns, all its right, title and interest in, to and under the Lease, including but not limited to:
(i) all of Republic's rights and interests as lessor of the Aircraft and any part thereof at any time subject to the Lease;
(ii) any and all rents, insurance and condemnation proceeds, and all other payments and other moneys due or to become due, and any and all claims, rights, powers, remedies, title and interest of Republic in and to or under or arising out of the Lease (including without limitation all claims for damages or other sums arising upon sale or other disposition of or loss of use of or requisition of title to or use of the Aircraft and any part thereof at any time subject to the Lease or upon any event of default specified therein (hereinafter referred to as an "Lease Event of Default");

(iii) all rights, powers, privileges, remedies and other benefits of Republic under the Lease and all rights to make determinations, exercise options or elections, give or withhold consents, waivers and approvals, give notices and exercise remedies (including the right to declare or exercise remedies with respect to a Lease Event of Default and to repossess any property), to appoint any appraiser or to take any other action under or in respect of the Lease or accept any surrender or redelivery of the Aircraft and any part thereof, as well as all the rights, powers and remedies on the part of Republic, whether arising under the Lease or by statute or at law or in equity or otherwise, as a result of any Lease Event of Default or event that, with the giving of notice or the lapse of time, or both, would become a Lease Event of Default (hereinafter referred to as a "Lease Default"); and
(iv) all proceeds of the foregoing.
((i), (ii), (iii) and (iv) above, collectively, the "Assigned Rights")
(b) This Assignment is a present assignment and shall be effective, and the security interest created hereby shall attach, immediately upon execution of this Assignment; provided, however, that the Security Trustee shall not be entitled to exercise, and Republic alone shall remain entitled to exercise, any of the rights, powers, privileges, remedies and other benefits of Republic described above, unless and until an "Event of Default" under the Loan Agreement shall have occurred and be continuing.
2.Performance of Republic's Obligations. It is expressly agreed that notwithstanding anything herein contained to the contrary, (i) Republic shall remain liable under the Lease to perform all of its obligations thereunder to the same extent as if this Assignment had not been executed, and (ii) the Security Trustee shall not have any obligation or liability under the Lease solely by reason of or arising out of the Assignment, nor shall the Security Trustee or any other party be required or obligated in any manner to perform or fulfill any obligation of Republic under or pursuant to the Lease, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or to take any other action to collect or enforce the payment of any amounts to which it or they may be entitled hereunder at any time or times.
3.Event of Default. Upon the occurrence of an Event of Default under the Loan Agreement and at any time thereafter so long as the same shall be continuing, the Security Trustee may, at its option, exercise one or more of the remedies set forth below and/or available to it under the Security Agreement or which may be available to it under the New York Uniform Commercial Code whether or not applicable in the relevant jurisdiction, as the Security Trustee may, in its sole discretion determine, which remedies are cumulative and in addition to every other right or remedy provided by law.

3.1     Collection of Lease Payments. The Security Trustee may collect and retain all rents, proceeds, payments and other moneys due or to become due under the Lease or any other property assigned hereunder and apply such amount to payments due under the Loan Agreement, as the Security Trustee, in its discretion, shall determine;

3.2     Maintenance of Lease. The Security Trustee may assume all or any part of Republic's right, title and interest in the Lease and/or any other property assigned thereunder and maintain the Lease and such other property assigned hereunder in full force and effect, with the Security Trustee, substituted for Republic as the beneficiary thereunder, and in any such event all the right, title and interest of Republic therein shall be extinguished and the Security Trustee, shall be entitled to collect and retain all rents and payments thereunder; and/or
3.3     Sale. The Security Trustee may sell at public or private sale, without appraisal, for such price as it may deem fair, the Lease and all Republic's right, title and interest therein, in which case the Security Trustee shall give Republic at least 15 days' notice of the date fixed for any public sale or of the date on or after which will occur the execution of any contract providing for any private sale thereof, and each purchaser at any such sale shall hold such property absolutely free from any claim or right on the part of Republic, Republic hereby waiving and releasing (to the extent permitted by law) all rights of redemption, stay, appraisal, reclamation and turnover that Republic now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
4.Waiver, Invalidity of Remedies. Republic waives any right to require the Security Trustee to pursue any other remedy it may have against Republic. The invalidity or unenforceability of any remedy in any jurisdiction shall not invalidate such remedy or render it unenforceable in any other jurisdiction. The invalidity or unenforceability of any of the remedies provided herein in any jurisdiction shall not in any way affect the right to enforcement in such jurisdiction or elsewhere of any of the other remedies provided herein.
5.Power of Attorney. Republic does hereby constitute the Security Trustee and its successors and assigns, its respective true and lawful attorney-in-fact, with full power (in the name of Republic or otherwise) and at the expense of Republic but for the use and benefit of the Security Trustee, at any time after an Event of Default under the Loan Agreement has occurred and for so long as it is continuing, to enforce each and every term and provision of the Lease and any other property assigned hereunder, to ask, require, demand, receive, collect, compound and give acquittance and discharge for any and all moneys and claims for moneys due and to become due under or arising out of the Lease or any other property assigned hereunder, to endorse any checks or other instruments or orders in connection therewith, to settle, compromise, compound or adjust any such claims, to exercise and enforce any and all claims, rights, powers or remedies of every kind and description of Republic under or arising out of the Lease or any other property assigned hereunder, to file, commence, prosecute, compromise and settle in the name of Republic or the Security Trustee, or otherwise any suits, actions or proceedings at law or in equity in any court, to collect any such moneys or to enforce any rights in respect thereto on all other claims, rights, powers and remedies of every kind and description of Republic under or arising out of the Lease or any other property assigned hereunder and generally to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any of such claims, rights, powers and remedies as fully and completely as though the Security Trustee were the absolute owner thereof for all purposes, and at such times and in such manner as may seem to the Security Trustee to be necessary or advisable or convenient or proper in its absolute discretion.

6.Execution of Documents. Republic agrees that at any time or from time to time, upon the written request of the Security Trustee, it shall promptly and duly execute and deliver any and all such further instruments, documents and financing statements and do such other acts and things as the Security Trustee may reasonably request in order to obtain the full benefit of this Assignment and the rights and powers granted herein. Republic agrees to give a notice of assignment in the form of Exhibit A hereto to the Lessee and to obtain from the Lessee a Consent to Assignment in the form of Exhibit B hereto concurrently with its execution of this Agreement.
7.Assignment; Payments. The Security Trustee may at any time sell, assign, transfer or otherwise dispose of its interest in the Lease, this Assignment, and in the property and security created thereby and hereby, but only in accordance with the express provisions of the Security Agreement and other Operative Agreements. Republic shall not assign, delegate, pledge or otherwise encumber any of its rights or obligations hereunder except as provided herein.
8.Republic's Representations and Warranties. Republic represents and warrants that it has not assigned, transferred or pledged, and hereby covenants that it will not assign, transfer or pledge, the whole or any part of the rents, moneys, claims, rights, powers, remedies, titles or interests hereby assigned except as provided herein.
9.Governing Law. This Assignment is being delivered in the State of New York, United States of America. This Assignment, including all matters of construction, validity and performance, shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made in such State by residents thereof and to be performed entirely within such State.
10.Counterparts. This Assignment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

11.     Miscellaneous. This Assignment may not be amended, supplemented, modified or waived without the prior written consent of the Security Trustee and Republic. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Assignment, all notices hereunder shall be in writing and shall be given in the manner and at the addresses provided for notices under the Loan Agreement.
[Continued on the following page]

IN WITNESS WHEREOF, each of these parties hereto have duly executed this Assignment as of the date first set forth above.

REPUBLIC AIRLINE INC.

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS SECURITY TRUSTEE

By:
Name:
Title:

EXHIBIT A
NOTICE OF ASSIGNMENT
[______ __, ____]
[Name and Address of Lessee]
Ladies and Gentlemen:

We hereby give you notice that by that certain Lease Assignment dated as of [______ __, ____] and made among Republic Airline Inc. ("Republic") and Wells Fargo Bank Northwest, National Association, as the Security Trustee (the "Security Trustee"), Republic has collaterally assigned to the Security Trustee all right, title and interest in, to and under that certain Aircraft Lease Agreement dated as of [______ __, ____] (the "Lease") between Republic and you relating to one [__________] aircraft bearing manufacturer's serial number [__________].

Henceforth, (a) upon receipt of written notice from the Security Trustee that an Event of Default has occurred and is continuing under the Loan Agreement all moneys that may be payable by you under said Lease shall be paid to the Security Trustee's account at [_____] and (b) all notices, documents and materials required to be delivered by you to Republic under the Lease shall be delivered to the Security Trustee, and not to Republic, at: [____________________] Attention: [__________].
This notice shall be governed by and construed in accordance with the laws of the State of New York.
This notice and the instructions herein contained are irrevocable. Please acknowledge receipt of this notice to the Security Trustee on the enclosed consent to assignment.

REPUBLIC AIRLINE INC.

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS SECURITY TRUSTEE

By:
Name:
Title:

EXHIBITB
CONSENT TO ASSIGNMENT
[Name of Lessee]
[______ __, ____]

To: Those parties listed on Schedule A attached hereto
Ladies and Gentlemen:
We acknowledge receipt of a copy of (i) a Notice of Assignment dated as of [______ __, ____] and (ii) a Lease Assignment dated as of [______ __, ____] (the "Assignment") by and among Republic Airline Inc. and Wells Fargo Bank Northwest, National Association, as the Security Trustee, as adequate notice of such Assignment.
For good and valuable consideration, the receipt of which we hereby acknowledge, we hereby agree that upon receipt of written notice from the Security Trustee that an Event of Default has occurred under the Loan Agreement and is continuing and thereafter, until otherwise notified in writing by the Security Trustee, (i) all moneys that may be payable by us pursuant to the Lease shall be paid to the Security Trustee's account at: ___________________ and (ii) all notices, documents and materials required to be delivered to Republic under the Lease shall be delivered to the Security Trustee at such address as listed on the attached Schedule A.
This consent shall be governed by and construed in accordance with the laws of the State of New York.
[Name of Lessee]
By: _____________
Name:
Title:

SCHEDULE A TO CONSENT TO ASSIGNMENT
Republic Airline Inc.
8909 Purdue Road
Suite 300
Indianapolis, IN 46268

Wells Fargo Bank Northwest, National Association
260 N. Charles Lindbergh Drive
Salt Lake City, UT 84116
Tel: (801) 246-6000
Fax: (801) 246-7142

Attn: Corporate Trust Lease Group

SECURITY AGREEMENT SUPPLEMENT NO.1
SECURITY AGREEMENT SUPPLEMENT NO.1, dated July 15, 2013 ("Security Agreement Supplement"), between Republic Airline Inc. (the "the Borrower") and Wells Fargo Bank Northwest, National Association, as the Security Trustee under the Security Agreement (each as hereinafter defined).
WHEREAS, the Aircraft Security Agreement (2013), dated as of July 2, 2013 (the "Security Agreement"; capitalized terms used herein without definition shall have the meanings specified therefor in Annex A to the Security Agreement), between the Borrower and Wells Fargo Bank Northwest, National Association, as the Security Trustee (the "the Security Trustee''), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe each Aircraft, and shall specifically grant a security interest in such Aircraft to the Security Trustee; and
WHEREAS, the Security Agreement relates to the Airframe and Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Security Agreement is attached to and made a part of this Security Agreement Supplement;
NOW, THEREFORE, to secure the prompt and complete payment (whether at the stated maturity, by acceleration or otherwise) of all principal of, and interest on, the Loans and the Other FINAME Indebtedness incurred under Other FINAME Transactions and all other amounts payable by the Borrower under the Operative Agreements and under the Other Operative Agreements now in existence or hereafter incurred, and the performance and observance by the Borrower of all the agreements and covenants to be performed or observed by it for the benefit of the Lender and the Security Trustee contained in the Operative Agreements and the Other Operative Agreements and in consideration of the Notes and the premises and of the covenants contained in the Security Agreement, the other Operative Agreements and Other Operative Agreements, and of other good and valuable consideration given to the Borrower by the Security Trustee, the receipt of which is hereby acknowledged, the Borrower has granted, bargained, sold, conveyed, transferred, mortgaged, assigned, pledged and confirmed, and does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm, unto the Security Trustee and its permitted successors and assigns, for the security and benefit of the Security Trustee and the Lender, a security interest in, and an International Interest in, all estate, right, title and interest of the Borrower in, to and under, all and singular, the Airframe and Engines described in Annex A attached hereto, whether or not any such Engine shall be installed on the Airframe or any other airframe of any other aircraft, and any and all Parts, and, to the extent provided in the Security Agreement, all substitutions and replacements of and additions, improvements, accessions and accumulations to such Airframe, Engines and Parts;
To have and to hold all and singular the aforesaid property unto the Security Trustee, its permitted successors and assigns, forever, in trust, upon the terms and trusts set forth in the Security Agreement, for the benefit, security and protection of the Lender from time to time, and for the uses and purposes and subject to the terms and provisions set forth in the Security Agreement.
This Security Agreement Supplement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Security Agreement Supplement including a signature page executed by each of the parties hereto shall be an original counterpart of this Security Agreement Supplement, but all of such counterparts together shall constitute one instrument.
This Security Agreement Supplement shall be construed as supplemental to the Security Agreement and shall form a part thereof, and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.
THIS SECURITY AGREEMENT SUPPLEMENT IS BEING EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned have caused this Supplement No. I to be duly executed by their respective duly authorized officers, on the day and year first above written.
REPUBLIC AIRLINE INC.

By: /s/ LARS-ERIK ARNELL
Name: LARS - ERIK ARNELL
Title: SENIOR VP

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as the Security Trustee

By: _______________________
Name:
Title:

[Security Agreement Supplement Signature Page]

IN WITNESS WHEREOF, the undersigned have caused this Supplement No, 1 to be duly executed by their respective duly authorized officers, on the day and year first above written,
REPUBLIC AIRLINE INC,
By: ________________________
Name:
Title:
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as the Security Trustee
By: /s/ Jon Croasmun
Name: Jon Croasmun
Title: Vice President
[Security Agreement Supplement Signature Page]

Annex A to
Security Agreement
Supplement No. 1

DESCRIPTION OF AIRFRAME AND ENGINES

AIRFRAME

Manufacturer	Model	FAA Registration No.	Manufacturer's Serial No.
Embraer	ERJ 175LR	N401YX	17000363
	(certification designation and shown on the FAA records as ERJ 170- 200LR)

ENGINES

Manufacturer	Model	Manufacturer's Serial No.
General Electric	CF34-8E5	193916
General Electric	CF34-8E5	193917

Each such engine being a jet propulsion aircraft engine with at least 1750 lb of thrust or its equivalent.